                                                                    EXHIBIT 99.1




                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                          AMERICAN REALTY TRUST, INC.
                                     (ART)

                                      AND


                                 ART NEWCO, LLC
                                    (NEWCO)

                                      AND


                         BASIC CAPITAL MANAGEMENT, INC.
                                     (BCM)

                                      AND

                             EQK REALTY INVESTORS I
                                     (EQK)

                                      AND

                  EQUITABLE REALTY PORTFOLIO MANAGEMENT, INC.
                                     (ERPM)

                                      AND

                              COMPASS RETAIL, INC.
                                   (COMPASS)



                         DATED AS OF DECEMBER 23, 1997

                               TABLE OF CONTENTS

                                                            PAGE
                                                            ----
                                   ARTICLE I

                                   THE MERGER

1.01.    The Merger . . . . . . . . . . . . . . . . . . . .  1
1.02.    Effective Time . . . . . . . . . . . . . . . . . .  1
1.03.    Effect of the Merger . . . . . . . . . . . . . . .  1
1.04.    Declaration of Trust . . . . . . . . . . . . . . .  2
1.05.    Trustees' Regulations  . . . . . . . . . . . . . .  2
1.06.    Additional Actions . . . . . . . . . . . . . . . .  2
1.07.    Merger Consideration . . . . . . . . . . . . . . .  2
1.08.    Merger Agent; Merger Fund  . . . . . . . . . . . .  3
1.09.    Successor Advisor; Additional Consideration  . . .  3
1.10.    ART Shares; Listing of ART Shares  . . . . . . . .  4
1.11.    EQK Shares . . . . . . . . . . . . . . . . . . . .  4
1.12.    Property Manager . . . . . . . . . . . . . . . . .  4
1.14.    Block Purchase . . . . . . . . . . . . . . . . . .  4

                                   ARTICLE II

                                    CLOSING

2.01.    Closing  . . . . . . . . . . . . . . . . . . . . .  5
2.02.    Deliveries by EQK  . . . . . . . . . . . . . . . .  5
2.03.    Deliveries by Newco and ART  . . . . . . . . . . .  5

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF

3.01.    Organization and Qualification of EQK  . . . . . .  6
3.02.    Power and Capacity; Charter Documents of EQK . . .  6
3.03.    Subsidiaries . . . . . . . . . . . . . . . . . . .  6
3.04.    Capitalization and Ownership of EQK  . . . . . . .  7
3.05.    No Conflicts . . . . . . . . . . . . . . . . . . .  7
3.06.    Consents and Approvals . . . . . . . . . . . . . .  8
3.07.    Absence of Certain Changes . . . . . . . . . . . .  8
3.08.    EQK Information  . . . . . . . . . . . . . . . . . 11
3.09.    Redemptions of EQK Shares by EQK . . . . . . . . . 11

                               TABLE OF CONTENTS
                                    (CONT D)

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                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF NEWCO AND ART

4.01.    Organization and Qualification - Newco . . . . . . . . . . . .   11
4.02.    Organization and Qualification - ART . . . . . . . . . . . . .   11
4.03.    Power and Capacity of Newco; Charter Documents of Newco. . . .   12
4.04.    Power and Capacity of ART; Charter Documents of ART  . . . . .   12
4.05.    No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . .   12
4.06.    Consents and Approvals . . . . . . . . . . . . . . . . . . . .   13
4.07.    No Material and Adverse Changes  . . . . . . . . . . . . . . .   13

                                   ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

5.01.    Further Assurances . . . . . . . . . . . . . . . . . . . . . .   14
5.02.    Conduct of Business Pending the Merger . . . . . . . . . . . .   14
5.03.    Access and Information . . . . . . . . . . . . . . . . . . . .   14
5.04.    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
5.05.    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . .   15
5.06.    Governmental Filings . . . . . . . . . . . . . . . . . . . . .   15
5.07.    Covenant to Satisfy Conditions . . . . . . . . . . . . . . . .   15
5.08.    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .   16
5.09.    Shareholder Meeting of EQK . . . . . . . . . . . . . . . . . .   16
5.10.    Information Delivered to Shareholders  . . . . . . . . . . . .   16
5.11.    Resignation and Election of Trustees . . . . . . . . . . . . .   16
5.12.    SEC Filings; Publicity . . . . . . . . . . . . . . . . . . . .   17
5.13.    Compliance with Applicable Laws  . . . . . . . . . . . . . . .   17
5.16.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.01.    Conditions Precedent to Obligations of Newco and ART . . . . .   18
6.02.    Conditions Precedent to Obligations of EQK . . . . . . . . . .   21

                               TABLE OF CONTENTS
                                    (CONT D)

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                                                                           ----
                                  ARTICLE VII

                         TERMINATION, AMENDMENT, WAIVER

7.01.    Termination of Agreement . . . . . . . . . . . . . . . . . . . .   23
7.02.    Procedure Upon Termination . . . . . . . . . . . . . . . . . . .   24
7.03.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
7.04.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.01.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
8.02.    Acknowledgment by ART  . . . . . . . . . . . . . . . . . . . . .  25
8.03.    Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
8.04.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .  25
8.05.    Definition of Knowledge  . . . . . . . . . . . . . . . . . . . .  26
8.06.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  26
8.07.    No Third-Party Benefit . . . . . . . . . . . . . . . . . . . . .  26
8.08.    Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . .  26
8.09.    Reformation and Severability . . . . . . . . . . . . . . . . . .  26
8.10.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.11.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.12.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  28

EXHIBITS:

Exhibit A-      Form of Amended Declaration of Trust
Exhibit B-1-    Form of Termination Agreement
Exhibit B-2-    Form of New Advisory Agreement
Exhibit C-      Copy of Articles of Amendment
Exhibit D-1-    List of EQK Exceptions
Exhibit D-2-    List of ART Exceptions
Exhibit E-      Copy of Cost Sharing Agreement
Exhibit F-      Form of Standstill Agreement
Exhibit G-      Form of Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 23, 1997, is by and among American Realty Trust, Inc., a Georgia corporation ("ART"), Basic Capital Management, Inc., a Nevada corporation ("BCM"), ART Newco, LLC, a Massachusetts limited liability company ("NEWCO"), EQK Realty Investors I, a Massachusetts business trust ("EQK" and sometimes the "SURVIVING ENTITY"), Equitable Realty Portfolio Management, Inc., a Delaware corporation ("ERPM") and Compass Retail, Inc., a Delaware corporation ("COMPASS").

                            INTRODUCTORY STATEMENTS

         EQK, Newco and ART desire to effect the merger of Newco with and into EQK, with EQK as the Surviving Entity, pursuant to the terms hereof (the "MERGER").

         Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.01. The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the applicable laws of the Commonwealth of Massachusetts (the "MASSACHUSETTS LAW") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Massachusetts Law, Newco shall be merged with and into EQK, the separate corporate existence of Newco shall cease, and EQK shall continue as the Surviving Entity.

         1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Office of the State Secretary of the Commonwealth of Massachusetts in such form as required by, and executed in accordance with the relevant provisions of, the Massachusetts Law, which form shall be mutually agreeable to ART and EQK. The Merger shall become effective upon the filing of such certificate of merger with the Office of the State Secretary of the Commonwealth of Massachusetts (the "EFFECTIVE TIME").

         1.03. Effect of the Merger. At the Effective Time, the effect of the Merger in Massachusetts shall be as provided by Massachusetts Law.

         1.04. Declaration of Trust. Immediately prior to the Effective Time, the Second Amended and Restated Declaration of Trust of ART Realty Investors I, as approved by EQK's current Board of Trustees and by EQK's shareholders at the EQK Meeting (as defined below), a copy of which is attached hereto as EXHIBIT A, shall be filed in accordance with Massachusetts Law (the "AMENDED DECLARATION OF TRUST"). The Amended Declaration of Trust shall continue to be the declaration of trust of the Surviving Entity until thereafter amended in accordance with the provisions of the Amended Declaration of Trust and Massachusetts Law.

         1.05. Trustees' Regulations. The Trustees' Regulations of EQK, as in effect immediately prior to the Effective Time, shall be the Trustees' Regulations of the Surviving Entity until thereafter amended in accordance with Massachusetts Law and the Amended Declaration of Trust.

         1.06. Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of EQK or Newco acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and trustees of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of EQK and Newco, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of EQK and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

         1.07. Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of EQK, ART, Newco or the holder of any of the following securities:

                 (a) Each holder of shares of beneficial interest of EQK (each, an "EQK SHARE") issued and outstanding as of the record date for the EQK Meeting (as defined in Section 1.09) (the "RECORD DATE"), other than ART and its affiliates, ERPM and Greenspring Fund Inc. ("GREENSPRING"), will be entitled to receive for each EQK Share owned by such holder the following as consideration for the Merger: (i) 0.0616 shares of Series F Cumulative Convertible Preferred Stock, par value $2.00 per share, of ART (the "ART SHARES") with a stated liquidation value of $10.00 per share (the "LIQUIDATION VALUE") and (ii) $0.256 in cash (the ART Shares and such cash amount, with respect to each EQK Share, the "EQK MERGER CONSIDERATION"). Each EQK Share outstanding immediately prior to the Effective Time shall remain outstanding without increase or decrease.

                 (b) As consideration for the Merger, ART will be entitled to receive 4,804,761 newly-issued EQK Shares (the "ART MERGER CONSIDERATION" and, together with the EQK Merger Consideration, the "MERGER CONSIDERATION").

         1.08.   Merger Agent; Merger Fund.

                 (a) Prior to the Effective Time, ART and EQK shall designate a bank or trust company to act as agent for the holders (other than ART or its affiliates) of EQK Shares (the "MERGER AGENT") to receive the funds and the ART Shares necessary to transfer the EQK Merger Consideration contemplated by Section 1.07(a) hereof.

                 (b) Immediately prior to the Effective Time, ART shall distribute to the Merger Agent, for the benefit of holders (other than ART or its affiliates) of the EQK Shares the EQK Merger Consideration to be paid to such holders pursuant to Section 1.07(a) (the "MERGER FUND"). As soon as practicable after the Effective Time, the Merger Agent shall, pursuant to irrevocable instructions, pay the EQK Merger Consideration out of the Merger Fund to each holder of record (other than ART or its affiliates) of EQK Shares. The Merger Agent may invest all or portions of the Merger Fund consisting of cash as EQK shall direct. Any net profit resulting from, or interest or income produced by the investment of the cash portion of the Merger Fund, shall be paid to the Surviving Entity.

                 (c) At the Effective Time, there shall be no further registration of transfers of interests in Newco ("NEWCO INTERESTS") created prior to the Merger on the records of Newco or the Surviving Entity. At the Effective Time all Newco Interests shall be canceled.

                 (d) Any unclaimed EQK Merger Consideration shall be disbursed by the Merger Agent in accordance with the applicable provisions of Massachusetts Law.

         1.09. Termination of Advisor; Successor Advisor; Additional Consideration. ERPM currently serves as an advisor to EQK pursuant to the terms and conditions of an advisory agreement (the "ADVISORY AGREEMENT") between ERPM and EQK. On the Closing Date, ERPM, EQK and ART will terminate the Advisory Agreement pursuant to a termination agreement (the "TERMINATION AGREEMENT") in substantially the form attached hereto as EXHIBIT B-1. Upon such termination of the Advisory Agreement, BCM shall become the new advisor to EQK under a new advisory agreement (the "NEW ADVISORY AGREEMENT"), in substantially the form attached hereto as EXHIBIT B-2, having substantially the same terms and conditions as the Advisory Agreement, subject to the approval of the New Advisory Agreement by the New EQK Board (as defined below) and the approval of the New Advisory Agreement by the holders of three-quarters of the outstanding EQK Shares at the next meeting of shareholders of EQK (the "EQK MEETING"). In its capacity as successor advisor to EQK, BCM shall be entitled to receive an advisory fee equal to the advisory fee of ERPM under the Advisory Agreement, with the exception that if the Harrisburg East Mall is sold, BCM will be limited to a disposition fee of 1% of the sales price. Pursuant to the Termination Agreement, ART will agree to pay to ERPM on the Closing Date (as hereinafter defined), in the form of ART Shares valued at the Liquidation Value, an amount equal to $1,975,000 (197,500 ART Shares). In addition on the first Business Day (as defined below) following the third anniversary of the Closing Date (the "DEFERRED PAYMENT DATE"), ART will pay to ERPM in the form of ART Shares valued at the Liquidation Value, an amount equal to $1,360,000 (136,000 ART Shares) (the "DEFERRED ART SHARES"). As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any day on which banks in the State of Texas are permitted or required by law to be closed. ERPM hereby releases EQK, effective as of the Closing Date, from any obligation under the Advisory Agreement, including without limitation for deferred fees or disposition fees, other than deferred portfolio advisory fees and deferred refinancing fees in the amount of $303,465 as of November 1, 1997, plus additional amounts that accrue but are not paid in accordance with the terms of the Advisory Agreement through the Closing Date, which fees and additional amounts shall remain an obligation of EQK.

         1.10. ART Shares; Listing of ART Shares. The ART Shares will be issued pursuant to the Articles of Amendment of the Articles of Incorporation of ART (the "ARTICLES OF AMENDMENT"), a copy of which is attached hereto as EXHIBIT C and shall have the designations, preferences and rights set forth in the Articles of Amendment. Following the execution of this Agreement by EQK, ART will promptly take such actions as are necessary and within its control to cause the ART Shares to become listed, and thereafter to continue to be listed, for trading on the New York Stock Exchange (the "NYSE").

         1.11. Deferred ART Shares; Listing of Deferred ART Shares. The Deferred ART Shares will also be issued pursuant to the Articles of Amendment and shall have the designations, preferences and rights set forth in the Articles of Amendment. Pursuant to the terms and conditions of a Registration Rights Agreement dated of even date herewith (the "REGISTRATION RIGHTS AGREEMENT"), a copy of which is attached hereto as EXHIBIT G, ART will agree, upon the demand of ERPM, to (i) file a shelf registration statement on Form S-3 ("SHELF REGISTRATION STATEMENT") with respect to the Deferred ART Shares and cause such Shelf Registration Statement to be declared effective by the Commission on or as soon as practicable following the Deferred Payment Date, and (ii) take such actions as are necessary and within its control to cause the Deferred ART Shares to become listed, and thereafter to continue to be listed, for trading on the NYSE.

         1.12. EQK Shares. The ART Merger Consideration shall be issued pursuant to the Amended Declaration of Trust. As of the date of this Agreement, there are 9,264,344 issued and outstanding EQK Shares and such shares are currently listed on the NYSE under the trading symbol "EKR".

         1.13. Property Manager. Compass Retail, Inc. ("COMPASS") currently acts as property manager for EQK under the terms of a property management agreement (the "PROPERTY MANAGEMENT AGREEMENT") between Compass and EQK. Upon consummation of the Merger, Compass shall continue to act as property manager for EQK under the terms of the Property Management Agreement.

         1.14. Name of Surviving Entity. Pursuant to the Amended Declaration of Trust, the name of the Surviving Entity shall be changed to "ART Realty Investors I".

         1.15. Block Purchase. Immediately prior to the Merger, ART will purchase an aggregate of 2,269,356 EQK Shares from ERPM and Greenspring pursuant to the terms of stock purchase agreements (the "BLOCK PURCHASE"), which shall also require ERPM and Greenspring to vote in favor of all matters voted upon at the EQK Meeting.

                                   ARTICLE II

                                    CLOSING

         2.01. Closing. The Closing of the transactions contemplated hereby (the "CLOSING") shall, subject to the provisions of Article VI hereof, take place within two Business Days after approval of the Merger by the EQK's shareholders at the offices of Andrews & Kurth L.L.P., 1717 Elm Street, Suite 3700, Dallas, Texas 75201 or at such other date, time and place as EQK, ART and Newco mutually agree. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE".

         2.02. Deliveries by EQK. At the Closing, EQK shall deliver, or cause to be delivered, to Newco and ART (unless delivered previously) the following:

                 (a) the Officers' Certificate referred to in Section 6.01(d) hereof;

                 (b) the Certificate of the Secretary of EQK referred to in Section 6.01(e) hereof;

                 (c) the opinions of counsel referred to in Section 6.01(f) hereof;

                 (d) executed counterparts of any consents required to be obtained by EQK pursuant to Section 5.04 hereof;

                 (e) the certificate regarding non-foreign status referred to in Section 6.01(i) hereof; and

                 (f) all other previously undelivered documents, instruments and writings required to be delivered by EQK to Newco or ART at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         2.03. Deliveries by Newco and ART. At the Closing, Newco and ART shall deliver, or cause to be delivered, to EQK (unless delivered previously) the following:

                 (a) the Officers' Certificates referred to in Section 6.02(d) hereof;

                 (b) the Secretary's Certificates referred to in Section 6.02(e) hereof,

                 (c) the opinions of counsel referred to in Section 6.02(f) hereof;

                 (d) all other previously undelivered documents, instruments and writings required to be delivered by Newco or ART to EQK at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                 Furthermore, ART shall deliver, or cause to be delivered, the Merger Fund to the Merger Agent. The cash portion of the Merger Fund shall be delivered by wire transfer in immediately available funds.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF EQK

         EQK hereby represents and warrants to Newco and ART as follows:

         3.01. Organization and Qualification of EQK. EQK is (a) a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (b) duly qualified to do business as a foreign business trust and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect EQK or the consummation of the transactions contemplated hereby. No jurisdiction in which EQK is not qualified or licensed has claimed, in writing or otherwise, that EQK is required to qualify or be licensed therein.

         3.02.   Power and Capacity; Charter Documents of EQK.

                 (a) Subject to the approval of the shareholders of EQK in accordance with the terms of Massachusetts Law, the Declaration of Trust and this Agreement, EQK has all requisite power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. EQK has the power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by EQK and is a valid and binding obligation of EQK, enforceable in accordance with its terms.

                 (b) Subject to approval of the Merger, the Amended Declaration of Trust and the New Advisory Agreement at the EQK Meeting and the filing of the Amended Declaration of Trust in accordance with Massachusetts Law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by EQK will not result in a violation or breach of or constitute a default under any term or provision of the Declaration of Trust, the Amended Declaration of Trust or the Trustee Regulations.

         3.03. Subsidiaries. EQK does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. EQK has no interest in, and is not subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

         3.04. Capitalization and Ownership of EQK. The capitalization of EQK as of November 12, 1997 is as follows:


                                   Authorized EQK Shares . . . . . . . . . . . . . . . . .   10,055,555

                                   Issued and Outstanding EQK Shares . . . . . . . . . . .    9,264,344

                                   Number of EQK Shares owned by each holder of 5% or
                                   more of the Issued and Outstanding Shares:

                                            ERPM . . . . . . . . . . . . . . . . . . . . .   1,685,556   (18.2%)
                                            Tennessee Consolidated Retirement System . . .   1,250,000   (13.5%)
                                            E.I. duPont de Nemours Co. Inc. Trust Fund . .     906,600    (9.8%)
                                            Greenspring Fund, Inc. . . . . . . . . . . . .     583,800    (6.3%)

                 All of the outstanding EQK Shares are validly issued, fully paid and non-assessable. All such EQK Shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by EQK or any other Person. There are no outstanding options, warrants or other rights to acquire any EQK Shares (other than warrants to purchase 367,868 EQK Shares for $.0001 per EQK Share, which warrants (the

                 "PRUDENTIAL WARRANTS") were issued to and are held by the Prudential Insurance Company of America ("PRUDENTIAL")), there are no outstanding securities authorized, granted or issued by EQK that are convertible into or exchangeable for EQK Shares and there are no phantom share rights, share appreciation rights or similar rights regarding EQK.

         3.05. No Conflicts. Subject to the exceptions listed on EXHIBIT D-1 attached hereto (the "LIST OF EXCEPTIONS"), the execution, delivery and performance of this Agreement by EQK and the consummation of the transactions contemplated hereby will not:

                 (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the EQK Property (as defined herein), with or without the giving of notice and/or the passage of time, or

                 (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which EQK is a party or by which EQK or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which EQK is a party or by which EQK may be bound or affected, or to which EQK may be subject, or

                 (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority,

                 which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or
                 (c) above could materially and adversely affect EQK or the transactions contemplated by this Agreement.

         3.06. Consents and Approvals. EQK is not required to obtain, transfer or cause to be obtained or transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by EQK of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby, other than (i) the approval of the Merger, the Amended Declaration of Trust, and the New Advisory Agreement by its shareholders, (ii) a certificate of merger pursuant to Massachusetts Law, (iv) the consent of its two lenders, The Prudential Insurance Company of America and PNC Bank as described in the List of Exceptions set forth on EXHIBIT D-1 attached hereto, or (v) those that may be required solely by reason of Newco's or ART's participation in the transactions contemplated hereby.

         3.07. Absence of Certain Changes. From September 30, 1997 through the date hereof, except as may be reflected in filings with the SEC, EQK has not:

                 (a) suffered any material adverse effect in respect of its business, operations, condition (financial or otherwise), liabilities, EQK Property or earnings and there has not been any event (whether occurring before or after September 30, 1997) that could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), liabilities, EQK Property or earnings of EQK; or

                 (b) experienced any material decrease in the book value of the EQK Property from the amounts reflected in public filings with the Commission, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1997; or

                 (c) except as set forth in the List of Exceptions set forth in EXHIBIT D-1 attached hereto, incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except liabilities or obligations for items incurred in the ordinary course of business of EQK and consistent with past practice, none of which other items exceeds $25,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease) or other agreement providing for periodic installments or payments, as a single obligation or liability); or

                 (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

                 (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in public filings with the Commission or incurred in the ordinary course of business and consistent with past practice since September 30, 1997; or

                 (f) permitted, allowed or suffered any of the EQK Property (as defined herein) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for the Mortgage Note and the Term Loan described in the Prospectus/Proxy Statement (as defined in Section 5.06) and any liens for Taxes not yet owing). "TAX RETURN" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes. "TAX" or "TAXES" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof; or

                 (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice, in accordance with GAAP consistently applied; or

                 (h) canceled any material amount of indebtedness or waived any material claims or rights; or

                 (i) sold, transferred or otherwise disposed of any EQK Property except in the ordinary course of business and consistent with past practice; or

                 (j) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "PERSON") other than representatives of Newco and ART any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

                 (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by EQK to any officer or trustee of EQK (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

                 (l) paid, loaned or advanced any amount to any officer, trustee, or shareholder of EQK, or sold, transferred or leased any EQK Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, trustee, or shareholder of EQK (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

                 (m) except as set forth in the List of Exceptions set forth in EXHIBIT D-1 attached hereto, made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

                 (n) made any change in any method of accounting or accounting practice or policy; or

                 (o) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $25,000 (whether or not insured against); or

                 (p) issued any additional shares of beneficial interest of EQK or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares; or

                 (q) paid dividends on or made other distributions or payments in respect of the EQK Shares; or

                 (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

                 (s) entered into or agreed to any transaction not in the ordinary course of business or provided for in this Agreement; or

                 (t) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.07.

         3.08. EQK Information. All information regarding EQK, ERPM or Compass and their respective businesses and operations that is included or incorporated by reference into the Registration Statement (as defined in Section 4.06), as of the date thereof and hereof, is true and accurate in all material respects, and does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.09. Redemptions of EQK Shares by EQK. There have been no redemptions of EQK Shares by EQK in the past ten years.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                                 NEWCO AND ART

         Newco and ART hereby jointly represent and warrant to EQK as follows:

         4.01. Organization and Qualification - Newco. Newco is (a) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Massachusetts and (b) duly qualified to do business as a foreign limited liability company and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect Newco or the consummation of the transactions contemplated hereby.

         4.02. Organization and Qualification - ART. ART is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect ART or the consummation of the transactions contemplated hereby.

         4.03.   Power and Capacity of Newco; Charter Documents of Newco.

                 (a) Newco has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Newco has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by Newco and is a valid and binding obligation of Newco, enforceable in accordance with its terms.

                 (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Newco will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Organization or Operating Agreement of Newco. Newco has delivered to EQK true and complete copies of the Certificate of Organization and the Operating Agreement of Newco, as in effect on the date hereof.

         4.04.   Power and Capacity of ART; Charter Documents of ART.

                 (a) ART has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. ART has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by ART and is a valid and binding obligation of ART, enforceable in accordance with its terms.

                 (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by ART will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of ART. ART has delivered to EQK true and complete copies of the Articles of Incorporation and the Bylaws of ART, as in effect on the date hereof.

         4.05. No Conflicts. The execution, delivery and performance of this Agreement by Newco and ART and the consummation of the transactions contemplated hereby will not:

                 (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against Newco's assets or ART's assets, with or without the giving of notice and/or the passage of time, or

                 (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Newco or ART is a party or by which Newco or ART or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Newco or ART is a party or by which Newco or ART may be bound or affected or to which any of their respective assets may be subject, or

                 (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could materially and adversely affect Newco or ART or the transactions contemplated by this Agreement.

         4.06. Consents and Approvals. Neither Newco nor ART is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Newco and ART of this Agreement, or
                 (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Entity of EQK Business, other than (i) the filing by ART of a registration statement on Form S-4

                 (the "S-4 REGISTRATION STATEMENT") with the Securities & Exchange Commission (the "COMMISSION") for registration of 453,552 ART Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the filing by ART of a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT" and, together with the S-4 Registration Statement, the "REGISTRATION STATEMENTS") with the Commission for registration of 617,331 ART Shares under the Securities Act in connection with the Block Purchase and the termination of the Advisory Agreement, (iii) the filing a certificate of merger, or (iv) that may be required solely by reason of EQK's (as opposed to any other third party's) participation in the transactions contemplated hereby.

         4.07. No Material and Adverse Changes. Since September 30, 1997, except as may be reflected in filings with the SEC, there has not been any material adverse change in the business, operations, properties or financial condition of Newco or ART.

         4.08. ART Information. All information regarding Newco and ART and their respective businesses and operations that is included or incorporated by reference into the Registration Statement, as of the date thereof and hereof, is true and accurate in all material respects, and does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

         5.01.   Further Assurances.

                 (a) From the date hereof through the Closing, ART (on its own behalf and on behalf of Newco) will take every action reasonably required of it in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the transactions substantially as contemplated hereby, and will exert all reasonable efforts to cause the Merger to be promptly consummated, provided in all instances that the covenants and agreements of EQK are honored and that the conditions to the obligations of ART and Newco set forth in this Agreement are satisfied or appear capable of being satisfied.

                 (b) From the date hereof through the Closing Date, EQK will take every action reasonably requested of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Merger, and will exert all reasonable efforts to cause the Merger to be consummated, provided in all instances that the covenants and agreements of ART in this Agreement are honored, subject at all times to the right and ability of the trustees of EQK to satisfy their fiduciary obligations, if any, under Massachusetts Law.

         5.02. Conduct of Business Pending the Merger. EQK covenants and agrees with ART that, prior to the Closing Date or the termination of this Agreement pursuant to its terms, unless ART shall otherwise consent in writing, EQK will conduct its operations according to its ordinary and usual course of business and will not (i) enter into or agree to any transaction outside the ordinary course of business, (ii) incur any additional indebtedness for borrowed money except pursuant to existing lines of credit and in the ordinary course of business, (iii) pay dividends on or make other distributions or payments in respect of its capital stock,
                 (iv) issue any additional equity securities or rights therefor (except upon the exercise of any outstanding warrants), (v) increase or agree to increase the salary, compensation, bonus or benefits of any officer, trustee or employee of EQK other than in the ordinary course of business (except for reasonable consideration to be granted to trustees upon their retirement from the board of trustees) or (vi) sell or otherwise dispose of any of its properties other than in the ordinary course of business.

         5.03. Access and Information. EQK shall afford to Newco and ART and to ART's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing, to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel and, during such period, EQK shall promptly furnish to ART (1) all written communications to its trustees or to its shareholders generally, (2) internal monthly financial statements when and as available, and (3) all other information concerning its business, properties, and personnel as ART may reasonably request. Any such information so obtained by ART will be subject to the terms of the Confidentiality Agreement. ART and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of EQK, ERPM and Compass.

         5.04. Consents. EQK agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of Newco and ART, to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06. All such consents shall be in writing and in form and substance reasonably satisfactory to Newco and ART, and executed counterparts thereof shall be delivered to Newco and ART promptly after receipt thereof by EQK but in no event later than the Closing.

         5.05. No Solicitation. Prior to the Closing or the termination of this Agreement pursuant to its terms, EQK and those acting on its behalf will not, and EQK will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than ART and its officers, employees, agents and advisers, concerning any merger, sale of substantial assets, or similar transaction involving EQK, or any sale of any of the EQK Shares (other than the sale by ERPM and Greenspring of their respective EQK Shares to ART as contemplated herein). EQK will notify ART immediately upon receipt of any inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit any conduct in a manner in keeping with the ordinary conduct of EQK's business, providing information to others as required to satisfy the fiduciary obligations of EQK's trustees, or providing information to government authorities.

         5.06. Governmental Filings. As soon as practicable after the date this Agreement is executed by the parties hereto, EQK and ART shall prepare and file the Registration Statement with the SEC. A prospectus/proxy statement (the "PROSPECTUS/PROXY STATEMENT") shall be filed as part of the Registration Statement. ART shall use its best efforts to have the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing, and will promptly thereafter make the Prospectus/Proxy Statement available to the shareholders of EQK. EQK shall furnish to ART, and ART shall furnish to EQK, such information and assistance as the other party or parties may reasonably request in connection with the preparation of the Prospectus/Proxy Statement and the Registration Statement.

         5.07. Covenant to Satisfy Conditions. EQK and ART shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control. ART hereby guarantees the performance by Newco of its obligations hereunder.

         5.08. Confidentiality. All information exchanged between ART, Newco and EQK and their respective representatives, as well as the existence of negotiations regarding the Merger, shall be subject to the terms of, and ART and EQK hereby acknowledge and affirm their obligations regarding confidentiality set forth in, their mutual confidentiality letters dated April 21, 1997 (the "CONFIDENTIALITY AGREEMENT"). No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto, except as provided in the Confidentiality Agreement.

         5.09. Shareholder Meeting of EQK. EQK shall, at a meeting of its shareholders duly called by its Board of Trustees to be held as soon as practicable following execution of this Agreement, submit this Agreement, the Amended Declaration of Trust and the New Advisory Agreement to a vote of its shareholders in accordance with the Declaration of Trust and Massachusetts Law. ERPM shall vote in favor of the Merger, the Amended Declaration of Trust and the New Advisory Agreement.

         5.10. Information Delivered to Shareholders. EQK shall submit all shareholder notices, proxy solicitation material, written consents and other information (other than the proxy solicitation material included as part of the Prospectus/Proxy Statement) to

                 Newco and ART for its written approval (which approval shall not be unreasonably withheld) at least four days prior to delivering such materials to EQK's shareholders. All such materials (including the proxy solicitation material included in the Prospectus/Proxy Statement) shall comply with the Massachusetts Law and all applicable state and federal securities Laws (including, without limitation, the anti-fraud provisions thereof). Newco and ART shall be provided with the opportunity to have one or more representatives attend shareholder meetings, if any, of EQK.

         5.11. Resignation and Election of Trustees. Upon consummation of the Merger, pursuant to the terms of each Resignation Agreement (as defined in Section 6.01(s)), ART shall direct and EQK shall cause all of the members of EQK's current board of trustees (other than Mr. Robert C. Robb) to resign and the related vacancies shall be filled with (i) one person designated by ART who is a "director independent of management" as such term is used in Section 303.0 of the NYSE Listed Company Manual (such person is referred to as the "ART INDEPENDENT TRUSTEE"), (ii) three persons designated by ART who may be affiliated with ART or its affiliates (such three persons are referred to herein as the "ART AFFILIATED TRUSTEES" and, together with the ART Independent Trustee, the "ART DESIGNATED TRUSTEES"), (iii) Messrs. Gregory R. Greenfield and William G. Brown Jr., or such other two persons as are designated in writing by EQK (the "NON-ART AFFILIATED TRUSTEES"), and (iv) one other person designated by ERPM who is a "director independent of management" as such term is used in Section 303.0 of the NYSE Listed Company Manual (such person is referred to as the "NON-ART INDEPENDENT TRUSTEE" and, together with the Non-ART Affiliated Trustees, the "NON-ART DESIGNATED TRUSTEES"). The ART Designated Trustees and the Non-ART Designated Trustees shall constitute the seven person board of trustees of EQK (the "NEW EQK BOARD"). As used herein, the term "New EQK Board" shall include the board of any successor entity to EQK, including the Surviving Entity. In addition, at the time the ART Designated Trustees take office and at each election of EQK's board of trustees until ART acquires more than 80% of the EQK Shares, ART agrees to vote all of its EQK Shares for the election of the Non-ART
                 Designated Trustees.   The composition of the New EQK Board
                 and the procedures pursuant to which the ART Designated Trustees and Non-ART Designated Trustees are nominated and elected, through filling vacancies or otherwise, shall be consistent with the requirements of the Amended Declaration of Trust (as the same may be amended from time to time), including, without limitation, requirements related to Unaffiliated Trustees (as defined in the Amended Declaration of Trust).

         5.12. SEC Filings; Publicity. Prior to the Closing, any filings with the SEC or written news releases by either ART or EQK pertaining to this Agreement or the Merger shall be submitted to the other party for review and approval prior to filing or release, as applicable, by that other party and shall be filed or released only in a form approved by that other party, provided, however, that in either case (1) the applicable approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by ART or EQK if prior review and approval would prevent the timely and accurate dissemination of such SEC filing or press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

         5.13. Compliance with Applicable Laws. To the extent legally possible, EQK will take such actions as are reasonably requested by ART so that EQK and the Merger is exempt from any requirements of any state takeover law, whether by action of EQK's Board of Trustees or otherwise.

         5.14. Preservation of Net Operating Losses. ART will use its reasonable efforts to take or refrain from taking such actions (including, without limitation, giving its consent to the amendment of EQK's Declaration of Trust, to implement ownership restrictions therein) as are mutually agreeable between EQK and ART to avoid impairing the availability of EQK's net operating losses.

         5.15. Listing of ART Shares. Following execution of this Agreement by EQK, ART shall take such actions as are necessary and within its control to cause the ART Shares to become listed, and thereafter continue to be listed, for trading on the NYSE.

         5.16. Expenses. The parties hereto agree that the expenses of the Merger and the other transactions contemplated hereby shall be borne by ART and EQK in accordance with the terms of the cost sharing agreement attached hereto as EXHIBIT E (the "COST SHARING AGREEMENT"). Notwithstanding anything to the contrary in the Letter Agreement, each of ART and EQK shall be responsible for the costs of any broker, finder or financial advisor (other than Legg Mason Wood Walker, Incorporated) engaged by such party in connection with the Merger.

         5.17. Continued Listing of EQK Shares. Following execution of this Agreement by the parties hereto, EQK shall refrain from taking any actions which would result in the deregistration of the EQK Shares under the Securities Exchange Act of 1934, as amended.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.01. Conditions Precedent to Obligations of Newco and ART. The obligations of Newco and ART under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Newco and ART, at or before the Closing, of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of EQK contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date (with such updating of the List of Exceptions set forth on EXHIBIT D-1 as shall be necessary or appropriate) as though such representations, warranties and statements were made at and as of such date.

                 (b) Performance. EQK and ERPM shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

                 (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger or the other transactions contemplated hereby. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the transactions contemplated hereby,
                          (ii) would adversely affect ART's ability to exercise control over the Surviving Entity after the Closing, or (iii) would materially and adversely affect the business, operations, condition (financial or otherwise), liabilities, EQK Property or earnings of the Surviving Entity.

                 (d) Officers' Certificate. EQK shall have delivered to Newco and ART a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof.

                 (e) Secretary's Certificate. EQK shall have delivered to Newco and ART a certificate, dated the Closing Date, executed by its Secretary or an Assistant Secretary and certifying as to EQK's Declaration of Trust, Trustee Regulations, enabling resolutions, incumbency of officers and other reasonably related matters.

                 (f) Opinions of Counsel. Newco and ART shall have received an opinion, dated the Closing Date, of Palmer & Dodge, special Massachusetts counsel to EQK, in a form and substance that is reasonably satisfactory to Newco and ART.

                 (g) Documents. All documents to be delivered by EQK to Newco and ART at the Closing shall be duly executed and in form and substance reasonably satisfactory to Newco and ART.

                 (h) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies

                          (other than approvals from EQK's Board of Trustees and shareholders, which are provided for elsewhere in this Agreement) shall have been obtained which are necessary, in the reasonable determination of counsel to Newco and ART, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Entity of the business of EQK (the "EQK Business") substantially as conducted on the date hereof.

                 (i) Non-Foreign Status. At or prior to Closing, EQK shall have delivered to Newco and ART a statement certifying that it is not a foreign person, which statement shall comply with the requirements of Treasury regulation Section 1.1445-2(b).

                 (j) Board Approval. The Board of Trustees of EQK shall have duly approved the Merger, and the Amended Declaration of Trust.

                 (k) Shareholder Approval. Shareholders of EQK representing at least three-quarters of the issued and outstanding EQK Shares shall have duly approved this Agreement, the Amended Declaration of Trust and the New Advisory Agreement.

                 (l) Dissenters Rights. At or prior to Closing, holders of no more than 3% of the shareholders of outstanding EQK Shares will have notified EQK that they intend to seek to exercise dissenter's rights in connection with the Merger.

                 (m) Block Purchase. At or prior to Closing, the Block Purchase shall have been consummated.

                 (n) Standstill Agreements. At or prior to Closing, each holder (other than ART or its affiliates) of five percent (5%) or more of the EQK Shares (each, a "5% Holder") shall have executed an agreement (a "Standstill Agreement") in substantially the form attached hereto as EXHIBIT F restricting the rights of such 5% Holder to sell any of its EQK Shares or purchase any additional EQK Shares for a period of 42 months after the Closing Date.

                 (o) EQK Share Options. At or prior to Closing, any options or warrants (or other derivative or convertible interests in the equity securities of
                          EQK) for EQK Shares (including the Prudential Warrants) shall have been exercised in full or terminated or otherwise canceled.

                 (p) Board Resignations. At or prior to Closing, ART shall have received written resignations from all of the members of EQK's current board of trustees, other than Mr. Robert C. Robb.

                 (q) NYSE Listing. The ART Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (r) No Legal Impediment; No Stop Order. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the consummation of the Merger. The Registration Statements shall have been declared effective by the SEC and no stop order suspending the effectiveness thereof shall have been issued.

                 (s) Governmental Authorizations. All required material governmental authorizations, permits, consents, orders or approvals which do not impose terms or conditions that could reasonably be expected to have a material adverse effect on EQK or ART have been received.

                 (t) EQK Shares. The number of outstanding EQK Shares being 9,264,344 and no additional EQK Shares or other equity interests in EQK being issued since November 12, 1997 (except for any increase resulting from an exercise of the Prudential Warrants).

                 (u) No Adverse Change. EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition subsequent to the date hereof.

                 (v) Termination Agreement. The Termination Agreement, in form and substance satisfactory to EQK, ERPM and ART shall have been duly executed by EQK, ERPM and ART.

                 (w) Other. Newco and ART shall have received such other documents or certificates as Newco and ART may reasonably have requested, including, without limitation, certificates of good standing with respect to EQK from the appropriate authority in its jurisdiction of organization and certificates of good standing with respect to EQK from the appropriate authority in each jurisdiction in which it is qualified to do business.

         6.02. Conditions Precedent to Obligations of EQK. The obligations of EQK under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by EQK at or before the Closing, of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Newco and ART contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date (with such updating of the List of Exceptions set forth on EXHIBIT D-2 as shall be necessary or appropriate) as though such representations and warranties were made at and as of such date.

                 (b) Performance. Newco and ART shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

                 (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the Merger or the other transactions contemplated hereby. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

                 (d) Officers' Certificates. Each of Newco and ART shall have delivered to EQK a certificate, dated the Closing Date and executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 6.02(a) and (b) hereof.

                 (e) Secretary's Certificates. Each of Newco and ART shall have delivered to EQK a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other related matters.

                 (f) Opinions of Counsel. EQK shall have received such opinions, if any, as they have requested in writing to Newco and ART regarding Newco and ART, in form and substance satisfactory to EQK.

                 (g) Board Approval. The Board of Directors of ART and the Board of Trustees of EQK shall have duly approved the Merger, the Amended Declaration of Trust, the New Advisory Agreement and the other transactions contemplated hereby, and the Board of Trustees shall not subsequently have made a determination (a "Negative Determination") in the exercise of its fiduciary duty that it can no longer recommend approval of the Merger and the related transactions to the holders of EQK Shares.

                 (h) Shareholder Approval. Shareholders of EQK representing at least three-quarters of the issued and outstanding EQK Shares shall have duly approved this Agreement, the Amended Declaration of Trust and the New Advisory Agreement.

                 (i) Dissenters Rights. At or prior to Closing, holders of no more than 3% of the outstanding EQK Shares will have notified EQK that they intend to seek to exercise dissenters rights in connection with the Merger.

                 (j) Member Approval. The members of Newco shall have duly approved the Merger, and the other transactions contemplated hereby.

                 (k) Documents. All documents to be delivered by each of Newco and ART to EQK at the Closing shall be duly executed and in form and substance reasonably satisfactory to EQK.

                 (l) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from ART's Board of Directors and Newco's members, which are provided for elsewhere in this Agreement) shall have been obtained which are necessary, in the reasonable determination of counsel to EQK, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Entity of the EQK Business substantially as conducted on the date hereof.

                 (m) Block Purchase. At or prior to Closing, the Block Purchase shall have been consummated.

                 (n) Registration Rights Agreement. The Registration Rights Agreement, in form and substance reasonably satisfactory to ERPM, shall have been duly executed by ART and ERPM.

                 (o) No Legal Impediment; No Stop Order. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the consummation of the Merger. The Registration Statements shall have been declared effective by the SEC and no stop order suspending effectiveness thereof shall have been issued by the Commission.

                 (p) NYSE Listing. The ART Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (q) Governmental Authorizations. All required material governmental authorizations, permits, consents, orders or approvals which do not impose terms or conditions that could reasonably be expected to have a material adverse effect on EQK or ART have been received.

                 (r) No Adverse Change. ART, operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition subsequent to the date hereof.

                 (s) Termination Agreement. The Termination Agreement, in form and substance satisfactory to EQK, ERPM and ART shall have been duly executed by EQK, ERPM and ART.

                 (t) Other. EQK shall have received such other documents or certificates as EQK may reasonably have requested, including, without limitation, certificates of good standing with respect to Newco and ART from the appropriate authority in its jurisdiction of organization and certificates of good standing with respect to Newco and ART from the appropriate authority in each jurisdiction in which it is qualified to do business.


                                  ARTICLE VII

                         TERMINATION, AMENDMENT, WAIVER

         7.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                 (a) by mutual agreement of EQK, Newco and ART, prior to the Closing;

                 (b) by Newco or ART, on or after June 30, 1998, if any of the conditions provided in Section 6.01 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Newco and ART prior to such date;

                 (c) by EQK, on or after June 30, 1998, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date; or

                 (d)      by EQK upon a Negative Determination.

         7.02. Procedure Upon Termination. In the event of termination by EQK, Newco or ART pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                 (a) each of EQK, Newco and ART shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                 (b) all confidential information received by EQK, Newco or ART with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with Section 5.08 hereof, and
                          Section 5.08 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

         7.03. Amendment. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

         7.04. Waiver. At any time prior to the Closing Date, Newco or ART may (1) waive compliance with any of the agreements or conditions contained herein or (2) extend the time for the performance of any of the obligations or other acts of EQK.
                 In addition, at any time prior to the Closing Date, EQK may
                 (1) waive compliance with any of the agreements or conditions contained herein or (2) extend the time for the performance of any of the obligations or other acts of Newco or ART. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.01. Survival. The representations, warranties, covenants and agreements of EQK shall survive any investigation made by or on behalf of any party hereto but shall not survive the Closing; provided however, that the covenants of EQK set forth in Section 8.04 (Indemnification) shall continue so long as ART owns EQK Shares, unless the approval of holders of a majority of EQK Shares (other than those EQK Shares held by ART or its affiliates) is obtained for the termination of any such covenant. The representations, warranties, covenants and agreements of ART and Newco contained herein shall survive for the longer of three (3) years from the Closing Date or one (1) year after they were to have been performed and were capable of performance; provided that Sections 5.11 (Resignation and Election of Trustees), 5.14 (Preservation of Net Operating Losses) and 5.15 (Listing of ART Shares) shall continue so long as ART owns EQK Shares, unless and until (i) the approval of holders of a majority of EQK Shares (other than those EQK Shares held by ART or its affiliates) is obtained for the termination of any such covenant, or (ii) ART acquires 80% or more of the then outstanding EQK Shares.

         8.02. Acknowledgment by ART. Assuming that market conditions, industry conditions and EQK's business or financial conditions do not suffer adversely in the interim, ART hereby acknowledges that it is the present intention (but not the obligation) of

                 ART to seek to acquire the remaining outstanding EQK Shares at some time after the third anniversary of the Closing Date for consideration of either (A) cash in an amount equal to at least $1.00 per then outstanding EQK Share, or (B) a combination of (i) cash in an amount equal to at least $0.27 per then outstanding EQK Share and (ii) 0.123 ART Shares valued at the Liquidation Value per then outstanding EQK Share.

         8.03. Commissions. No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

         8.04. Indemnification. ART and BCM, jointly and severally, agree to indemnify and hold harmless EQK and its officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that EQK may sustain directly resulting from
                 (i) the breach of any of the covenants or obligations of ART or BCM hereunder, or (ii) any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Prospectus/Proxy Statement, the Registration Statement or any amendment with respect thereto (collectively, the "OFFERING DOCUMENTS"), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by ART or BCM in connection with the Merger. EQK agrees to indemnify and hold harmless each of ART and BCM and their respective officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that ART or BCM may sustain directly resulting from any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Offering Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by EQK to ART in connection with the Merger. In addition, each of ERPM and Compass agree to indemnify and hold harmless each of ART and BCM and their respective officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that ART or BCM may sustain directly resulting from any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Offering Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by ERPM or Compass in connection with the Merger.

         8.05. Definition of Knowledge. For the purpose of this Agreement and the Exhibits and Appendices to this Agreement, the phrases "to the best knowledge" of any party and

                 "known" and words of like effect shall mean to the knowledge of such party and any officer, director or manager of any such party, as such knowledge has been, or should have been, obtained in the performance of their duties in the ordinary course of business in a prudent and diligent manner, which knowledge shall also include information existing in the records and files of such party.

         8.06. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

         8.07 No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto, except that the holders of EQK Shares shall be third party beneficiaries of the obligations of ART after the Closing Date.

         8.08 Entire Agreement; Amendment. This Agreement, the Exhibits and the Appendices hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof.
                 This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

         8.09. Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then:

                 (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                 (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         8.10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to BCM, ART or Newco:

         c/o Basic Capital Management, Inc.
         10670 N. Central Expressway
         Suite 600
         Dallas, Texas  75231
         Attention: Robert A. Waldman, Esq.

         with a copy to:

         Andrews & Kurth L.L.P.
         1717 Main Street
         Suite 3700
         Dallas, Texas 75201
         Attention: Thomas R. Popplewell, Esq.

         If to EQK, ERPM or Compass:

         c/o Compass Retail, Inc.
         5775 Peachtree Dunwoody Road
         Suite 200-D
         Atlanta, Georgia  30342-1505
         Attention: William G. Brown, Jr.

         with a copy to:

         Wolf, Block, Schorr and Solis-Cohen LLP
         Twelfth Floor, Packard Building
         Philadelphia, Pennsylvania  19102-2678
         Attention: Jason M. Shargel, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

         8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                        AMERICAN REALTY TRUST, INC.

                                        By: /s/ Karl L. Blaha
                                           -----------------------------------
                                        Name: Karl L. Blaha
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------

                                        ART NEWCO, LLC
                                        By AMERICAN REALTY TRUST, INC.

                                        By:  /s/ Karl L. Blaha
                                           -----------------------------------
                                        Name:  Karl L. Blaha
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------

                                        BASIC CAPITAL MANAGEMENT, INC.

                                        By: /s/ Cooper B. Stuart
                                           -----------------------------------
                                        Name:  Cooper B. Stuart
                                             ---------------------------------
                                        Title:  EVP
                                              --------------------------------

                                        EQK REALTY INVESTORS I

                                        By:  /s/ William G. Brown, Jr.
                                           -----------------------------------
                                        Name:  William G. Brown, Jr.
                                             ---------------------------------
                                        Title:  Vice President
                                              --------------------------------

                                        EQUITABLE REALTY PORTFOLIO
                                        MANAGEMENT, INC.

                                        By:  /s/ William G. Brown, Jr.
                                           -----------------------------------
                                        Name:  William G. Brown, Jr.
                                             ---------------------------------
                                        Title:  Vice President
                                              --------------------------------

                                        COMPASS RETAIL, INC.

                                        By:  /s/ Linda K. Schear
                                           -----------------------------------
                                        Name:  Linda K. Schear
                                             ---------------------------------
                                        Title:  Sr. Vice President
                                              --------------------------------

                                   EXHIBIT A

                      Form of Amended Declaration of Trust

                             [begins on next page]

                                   EXHIBIT B

                         Form of New Advisory Agreement

                             [begins on next page]

                                   EXHIBIT C

                         Copy of Articles of Amendment

                             [begins on next page]

                                  EXHIBIT D-1

                             List of EQK Exceptions

                            As of December 22, 1997

[Exceptions to Representations and Warranties of EQK contained in Article III]

As to Section 3.05(b) and 3.06:   The consents of Prudential Insurance Company of America and PNC Bank, the holders of mortgages on Harrisburg East Mall, are required prior to effecting the merger contemplated hereby.  Failure to obtain such consents could result in a default under the relevant loan documents.

As to Section 3.07(c):            The following tenant allowances in excess of $25,000 have been committed to and/or paid since September 30, 1997:  Ashley Stewart Woman ($175,000), Cafe Mantango
                                  ($85,000, lease not yet executed); Tri-State Radio ($30,000); King's Jewelry
                                  ($12,500); The Gap ($375,000, lease not yet executed); Tropical Island kiosk
                                  ($20,000); Lady Footlocker ($35,000, lease not yet executed) and Radio Shack ($35,000 in connection with planned tenant relocation, lease not yet executed).

As to Section 3.07(m)             The following capital expenditures in excess of $25,000 have been made or committed to
                                  subsequent to September 30, 1997:   J.C. Penny roof overhang repairs ($31,000).

                                  EXHIBIT D-2

                             List of ART Exceptions

                                     None.

                                   EXHIBIT E

                         Copy of Cost Sharing Agreement

                             [begins on next page]

                                   EXHIBIT F

                          Form of Standstill Agreement

                             [begins on next page]

                                                                       EXHIBIT A
                                                                 TO EXHIBIT 99.1

================================================================================



                             ART REALTY INVESTORS I
                       (FORMERLY EQK REALTY INVESTORS I)





                              --------------------


                                     SECOND
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST



                              --------------------



               AS EXECUTED AND AMENDED AS OF [___________], 1998


================================================================================

                                     INDEX

                                                                                                                     Page
                                                            ARTICLE I

                                                      THE TRUST DEFINITIONS

         1.1     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Places of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Nature of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                            ARTICLE II

                                                             TRUSTEES

         2.1     Number, Term of Office and Qualifications of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2     Compensation and Other Remuneration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.3     Resignation, Removal and Death of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.4     Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.5     Successor and Additional Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     Actions by Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.7     Certification of Changes in Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.8     Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                           ARTICLE III

                                                         TRUSTEES' POWERS

         3.1     Power and Authority of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.2     Specific Powers and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.3     Trustees' Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.4     Additional Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                            ARTICLE IV

                                                             ADVISOR

         4.1     Employment of Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.3     Other Activities of Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.4     Advisor Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         4.5     Annual Total Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                            ARTICLE V

                                                        INVESTMENT POLICY

         5.1     Statement of Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.2     Prohibited Investments and Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.3     Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                            ARTICLE VI

                                                   THE SHARES AND SHAREHOLDERS

         6.1     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.2     Legal Ownership of Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.3     Shares Deemed Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.4     Share Record; Issuance and Transferability of Shares . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.5     Dividends or Distributions to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.6     Transfer Agent, Dividend Disbursing Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . .  22
         6.7     Shareholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.8     Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.9     Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.10    Fixing Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.11    Notice to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.12    Shareholders' Disclosures; Trustees' Right to Refuse to Transfer Shares;
                 Limitation on Holdings; Redemption of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.13    Issuance of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.14    Ownership Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.15    Changes in Ownership Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.16    Waivers by Board.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                           ARTICLE VII

                                          LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS
                                             EMPLOYEES AND AGENTS, AND OTHER MATTERS

         7.1     Exculpation of Trustees, Officers, Employees and Agents  . . . . . . . . . . . . . . . . . . . . . .  27
         7.2     Limitation of Liability of Shareholders, Trustees, Officers, Employees
                 and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.3     Express Exculpatory Clauses and Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.4     Indemnification and Reimbursement of Trustees, Officers, Employees
                 and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         7.5     Right of Trustees, Officers, Employees and Agents to Own Shares or
                 Other Property and to Engage in Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.6     Transactions Between Trustees, Officers, Employees or Agents and the Trust . . . . . . . . . . . . .  29
         7.7     Restriction of Duties and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.8     Persons Dealing with Trustees, Officers, Employees or Agents . . . . . . . . . . . . . . . . . . . .  31
         7.9     Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.10    Income Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                           ARTICLE VIII

                                           DURATION, AMENDMENT AND TERMINATION OF TRUST

         8.1     Duration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2     Termination of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.3     Amendment Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.4     Transfer to Successor; Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                            ARTICLE IX

                                                          MISCELLANEOUS

         9.1     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.2     Index and Headings for Reference Only  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.3     Successors in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4     Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.5     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.6     Provisions of the Trust in Conflict with Law or Regulations; Severability  . . . . . . . . . . . . .  35
         9.7     Certifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                          SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       of
                             ART REALTY INVESTORS I
                       (formerly EQK Realty Investors I)
                      Executed as of [_____________], 1998

         This is a Second Amended and Restated Declaration of Trust made as of the date set forth above by the undersigned Trustees. The Trust was formed pursuant to a Declaration of Trust executed as of October 8, 1984 which was filed with the Secretary of State of the Commonwealth of Massachusetts (the "Secretary of State") on October 9, 1984 (the "Original Declaration of Trust"). The Original Declaration of Trust was amended and restated by an Amended and Restated Declaration of Trust dated as of February 27, 1985 which was filed with the Secretary of State of the Commonwealth of Massachusetts on March 4, 1985, and was further amended by an amendment thereto dated as of March 5, 1986 which was filed with the Secretary of State on April 14, 1986. The Original Declaration of Trust, as so amended, is hereby referred to as the "Existing Declaration of Trust". The undersigned desire to continue the Trust on the terms and for the purposes hereinafter stated. They desire that such Trust continue to qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code. They may hereafter acquire, hold, manage and dispose of certain assets as Trustees in the manner hereinafter stated. It is proposed that the beneficial interest in the Trust assets shall be divided into transferable Shares of Beneficial Interest, evidenced by certificates therefor, as hereinafter provided. Accordingly, the undersigned hereby declare that they will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares of Beneficial Interest (as more specifically defined below, the "Shareholders") previously issued and to be issued hereunder in the manner and subject to the stipulations contained herein.

         This Second Amended and Restated Declaration of Trust amends and restates, as of the date hereof, the Existing Declaration of Trust in its entirety, and has been approved by the Shareholders concurrently and in connection with the merger (the "Merger") of ART Newco, LLC, a Massachusetts limited liability company ("ART Newco"), and indirect, wholly owned subsidiary of American Realty Trust, Inc., a Georgia corporation ("ART"), with and into the Trust, with the Trust as the surviving entity.

         The undersigned do hereby (i) certify, pursuant to Section 8.3 of the Existing Declaration of Trust, that at a meeting of the Shareholders of the Trust duly called and held on [____________], 1998, at which meeting a quorum was present and acting throughout, the holders of at least three-quarters of the outstanding Shares of Beneficial Interest of the Trust entitled to vote thereon voted that the Existing Declaration of Trust be amended in certain respects as reflected herein and authorized the filing with the Secretary of State of the Commonwealth of Massachusetts of a Second Amended and Restated Declaration of Trust restating in a single document the Existing Declaration of Trust as amended at such meeting; and (ii) further certify that the Trustees of the Trust, including a majority of the Unaffiliated Trustees, by a written consent dated as of [________], 1998, duly authorized the filing with the Secretary of State of the Commonwealth of Massachusetts of this SECOND AMENDED AND RESTATED DECLARATION OF TRUST made as of [_____________], 1998, which restates the Existing Declaration of Trust, as so amended, in its entirety to read as set forth herein.

                                   ARTICLE I

                             THE TRUST DEFINITIONS

         1.1 Name. The name of the Trust created by this Second Amended and Restated Declaration of Trust shall be "ART Realty Investors I" and, so far as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally or to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change the name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

         If Basic Capital Management, Inc., a Nevada corporation ("BCM"), or any subsidiary, affiliate or successor of such corporation shall cease, for any reason, to render to the Trust the services of Advisor, as defined in Section
1.4 hereof, to be rendered pursuant to the contract referred to in Article IV hereof, and any renewal or extension of such contract, then the Trustees shall, upon request of BCM or such successor and without any vote or consent of the Shareholders being required, promptly amend this Declaration of Trust to change its name to one which does not, in the reasonable opinion of BCM, include any reference to BCM or any of its Affiliates.

         1.2 Places of Business. The Trust shall maintain an office in Massachusetts at 84 State Street, c/o Prentice-Hall Corporation System, Inc., Boston, Massachusetts 02109, or such other place in Massachusetts as the Trustees may determine from time to time. The Trust may have such other offices or places of business within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

         1.3 Nature of Trust. The Trust shall be of the type commonly termed a Massachusetts business trust. It is intended that the Trust shall carry on a business as a "real estate investment trust" as described in the REIT Provisions of the Internal Revenue Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purposes be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

         1.4 Definitions. The terms defined in this Section 1.4 wherever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect on the date hereof except as otherwise provided in such definition.

                 (a) Advisor. "Advisor" shall mean the Person employed by the Trustees in accordance with the provisions of Article IV.

                 (b)      Affiliate.  "Affiliate" shall mean, as to any Person,
         (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

                 (c) Affiliated Trustee. "Affiliated Trustee" shall mean a Trustee who is not an Unaffiliated Trustee.

                 (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting described in the first sentence of Section 6.7.

                 (e) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.9(a).

                 (f) Average Invested Assets. "Average Invested Assets" for any period shall mean the average of the values of the Invested Assets on the last day of each month during such period.

                 (g) Book Value. "Book Value" of an asset or assets shall mean the value of such asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

                 (h) Controlling Shareholder. "Controlling Shareholder" shall mean, subsequent to the Merger, ART.

                 (i) Declaration. "Declaration" or "this Declaration" shall mean this Second Amended and Restated Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

                 (j) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes.

                 (k) Invested Assets. "Invested Assets" shall mean the Book Value of all the Real Estate Investments of the Trust.

                 (l) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by Mortgages.

                 (m) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security interests in Real Property or in rights or interests, including leasehold interests, in Real Property.

                 (n) Net Income. "Net Income" for any period shall mean the net income of the Trust (calculating the net income of the Trust from any partnership, joint venture or other form of indirect ownership as if the Trust directly received its proportionate share of such entity's income, gains, expenses and losses, including non-cash charges and imputed interest) for such period (i) excluding realized gains and losses from the disposition of the Trust assets (after attributing to such disposition the taxes and fees paid in connection therewith); (ii) before deducting additions to reserves or provisions for depreciation, amortization, provision for bad debts and other similar noncash charges and imputed interest; (iii) less the amount of any bad debts actually charged to the provision therefor.

                 (o) Ownership Limit. "Ownership Limit" shall have the meaning set forth in Section 6.14.

                 (p) Permitted Investments. "Permitted Investments" shall mean the types of investments specified in Section 5.1.

                 (q) Person. "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                 (r) Real Property. "Real Property" shall mean and include land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests or rights in land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

                 (s) REIT. "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code.

                 (t) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code, and regulations thereunder and rulings with respect thereto.

                 (u) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

                 (v) Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

                 (w) Shares. "Shares" shall mean the transferable Shares of Beneficial Interest, without par value, of the Trust as described in Section 6.1.

                 (x) Total Assets. "Total Assets" shall mean the Book Value of all the assets of the Trust, as such Book Value appears on the most recent quarterly balance sheet of the Trust.

                 (y) Total Operating Expenses. "Total Operating Expenses" for any period shall mean all operating expenses (including additional expenses paid directly or indirectly by the Trust to the Advisor, Affiliates of the Advisor or third parties based upon their relationship with the Trust) including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, exclusive of (i) interest and discounts, (ii) taxes and license fees,
         (iii) expenses connected directly with the issuance, sale and distribution, or listing on a stock exchange, of Securities of the Trust, including without limitation underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees; (iv) expenses connected directly with the acquisition, disposition, operation or ownership of Trust assets, including without limitation costs of foreclosure; maintenance, repair and improvement of property; maintenance and protection of the lien of mortgages; property management fees; legal fees; premiums for insurance on property owned by or mortgaged to the Trust; taxes; brokerage and acquisition fees and commissions; appraisal fees; title insurance and abstract expenses; provisions for depreciation, depletion and amortization; disposition fees and real estate commissions; and losses on the disposition of assets and provisions for such losses; (v) fees and expenses payable to public accountants, legal counsel, consultants, managers or agents, employed for the Trust directly by the Trustees;
         (vi) legal and other expenses in connection with formal or informal administrative action or legal proceedings which involve a challenge to the status of the Trust as a REIT, or advice concerning obtaining or maintaining such status, or the determination by the Trust of its taxable income or involving a claim that the activities of the Trust or any Trustee, Shareholder, officer or agent of the Trust were improper; (vii) expenses of organizing, revising, amending, converting, modifying, reorganizing or terminating the Trust; (viii) the cost of insurance in the nature of directors' or officers' liability insurance covering Trustees and officers of the Trust; (ix) fees and expenses of transfer agents, registrars, warrant agents, rights agents, dividend payment and dividend reinvestment agents, escrow holders and indenture trustees; (x) all printing and distribution expenses connected with communications to holders of Securities of the Trust and other necessary costs in maintaining relations with holders of Securities, including the costs of printing and mailing the certificates for Securities, proxy solicitation materials and reports to such holders and the cost of holding meetings of holders of the Securities of the Trust; (xi) legal, accounting, printing and other costs of reports required to be filed with state or Federal government agencies; and (xii) all fees paid to the Advisor during such period; provided, however, that the foregoing exclusions shall not include any allocation of costs of the Advisor's overhead incurred in performing its duties under its advisory agreement with the Trust.

                 (z) Trust. "Trust" shall mean the Trust created by this Declaration.

                 (aa) Trustees. "Trustees" shall mean, as of any particular time, original signatories hereto as long as they hold office hereunder and additional and successor trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

                 (bb) Trust Estate. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.

                 (cc) Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 3.3.

                 (dd) Unaffiliated Trustee. "Unaffiliated Trustee" shall mean a Trustee who, in his individual capacity, (i) is not an Affiliate of the Advisor or the Controlling Shareholder, (ii) does not own any interest in the Advisor or the Controlling Shareholder, and
         (iii) does not perform any services for the Trust except as Trustee; provided that officers or employees of Compass Retail, Inc. shall also be deemed "Unaffiliated Trustees" for purposes of this definition.

                                  ARTICLE II

                                    TRUSTEES

         2.1 Number, Term of Office and Qualifications of Trustees. There shall be no fewer than five (5) nor more than seven (7) Trustees. The initial Trustees under this Second Amended and Restated Declaration of Trust are the five signatories hereto. Within the limits set forth in this Section 2.1, the number of Trustees may be increased and decreased from time to time by the Trustees or by the vote or consent of the holders of a majority of the outstanding Shares then entitled to vote thereon. Subject to the provisions of
Section 2.3, each Trustee shall hold office until the next annual meeting of Shareholders and until the election and qualification of his successor. There shall be no cumulative voting in the election for Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. Subject to the provisions regarding vacancies set forth in Section 2.4, there shall be at least four (4) Unaffiliated Trustees at all times until such time as ART owns at least 80% of the outstanding Shares of the Trust.
Upon the resignation, removal or death of a Trustee who is an Affiliated Trustee, the remaining Affiliated Trustees shall appoint a person to replace such Affiliated Trustee. Nominees to serve as Affiliated Trustees shall be nominated by the then current Affiliated Trustees, if any. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 7.5 and 7.6, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

         2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in such notice, without need for prior or subsequent accounting. A Trustee may be removed at any time, with or without cause, by vote or consent of holders of a majority of the outstanding Shares then entitled to vote thereon or by a majority of the remaining Trustees; provided that, subject to the provisions regarding vacancies set forth in
Section 2.4, there shall be at least four (4) Unaffiliated Trustees until such time as ART owns at least 80% of the outstanding Shares of the Trust. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or upon his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4 Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than five (5)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees (or the Controlling Shareholder, if the vacant position was formerly held by an Affiliated Trustee) or by the vote and consent of holders of a majority of the outstanding Shares entitled to vote thereon. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7. There shall be at least four (4) Unaffiliated Trustees at all times until ART owns at least 80% of the outstanding Shares of the Trust; provided, however, that if, as a result of vacancies created by the resignation, removal or death of an Unaffiliated Trustee, there are less than four (4) Unaffiliated Trustees, the remaining Unaffiliated Trustees, if any, must fill such vacancy with one or more substitute Unaffiliated Trustees (in such capacity, the "Substitute Unaffiliated Trustees") until the total number of Unaffiliated Trustees is equal to four (4) or more; and provided further that, if there are no Unaffiliated Trustees, the remaining Trustees, if any, must fill such vacancies with four or more Substitute Unaffiliated Trustees; and, provided further that, if there are no Trustees, the Shareholders shall elect at least four or more Unaffiliated Trustees as provided in Section 6.7. Notwithstanding anything herein to the contrary, at and after such time as ART owns at least 80% of the outstanding Shares of the Trust, there shall only be two Unaffiliated Trustees required hereunder. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee. Successors of the Unaffiliated Trustees shall be nominated by the remaining Unaffiliated Trustees, if there are any remaining Unaffiliated Trustees.

         2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustee may deem necessary, appropriate or desirable.

         2.6 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Affiliated Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees. Except as provided below in this Section
2.6 or in Section 7.6 hereof, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be the act of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person.
Any agreement, Mortgage or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the Trustees' Regulations.

         With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 and, subject to the provisions of Section 7.6, may vote on the matter as to which they or their Affiliates have such interest or connection.

         Approval of the following transactions shall require the approval of a majority of the Unaffiliated Trustees: (i) transactions between the Trust (including any subsidiaries of the Trust) and ART and any of ART's Affiliates and other related persons (other than transactions between related parties pursuant to a new advisory agreement which has been approved or ratified by the holders of a majority of the outstanding shares of beneficial interest of EQK, including holders of a majority of the Shares not held by ART or any of its Affiliates, that actually vote at the applicable meeting) and other transactions requiring approval as set forth in Section 7.6; (ii) amendments to this Declaration of Trust; and (iii) amendments to the Trustees' Regulations.

         2.7 Certification of Changes in Trustees. No removal of a Trustee and no election or appointment of any individual as Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall become effective unless and until there shall be delivered to the chief executive officer or the secretary of the Trust an instrument in writing signed by a majority of the Trustees, certifying to such removal of a Trustee and or naming the individual so elected or appointed as Trustee, together with his written acceptance thereof and agreement to be bound thereby.

         2.8 Committees. The Trustees may appoint from among their own number an audit committee, a nominating committee and such other standing committee as the Trustees determine. Each standing committee shall consist of two or more members. All members of the audit committee shall be Unaffiliated Trustees. At least 50% of the members of each other standing committee shall be Unaffiliated Trustees; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a Trustee who is an Unaffiliated Trustee, such requirement shall not be applicable for a period of sixty (60) days. Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.

                                  ARTICLE III

                                TRUSTEES' POWERS

         3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, and also subject to the REIT Provisions of the Internal Revenue Code, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                 (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, mortgage and/or equity interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Trust funds or whether any investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares or Securities of the Trust for such consideration as they deem appropriate;

                 (b) without limitation of the powers set forth in paragraph (a) above, for such consideration as they deem proper, to invest in, purchase, or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds, or other obligations of the Trust and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation: (i) the entire or any participating interest in rents, lease payments, or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, Real Property;
         (ii) the entire or any participating interest in notes, bonds, or other obligations which are secured by Mortgages; (iii) in connection with any such investment, purchase or acquisition, a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; (iv) loans secured by the pledge or transfer of Mortgages; and (v) Securities of every nature, whether or not secured by Mortgage Loans. The Trustees shall also have the power to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil, and gas properties and rights;

                 (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust;

                 (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent. Any of such Securities of different types may be issued in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

                 (e) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, and to invest in obligations having a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

                 (f) to borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

                 (g)      to lend money, whether secured or unsecured;

                 (h)      to create reserve funds for any purpose;

                 (i) to incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein;

                 (j) to deposit funds or Securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine;

                 (k) to possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in Mortgages or Securities issued or created by any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers;

                 (l) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

                 (m) to enter into joint ventures, general or limited partnerships, participation or agency arrangements and any other lawful combinations or associations;

                 (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation as may be prescribed by the Trustees or by the Trustees' Regulations, to engage or employ any Persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee, officer or agent and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

                 (o) to determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital; to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for the Shares and to allocate the balance thereof to capital surplus; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form;

                 (p) to determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, assets or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

                 (q) to collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                 (r) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

                 (s) to purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Trust would have the power to indemnify such Person against such claim or liability;

                 (t) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

                 (u) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year without the approval of the Shareholders;

                 (v) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

                 (w) to make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision, such contracts to be for such duration and upon such terms as the Trustees in their sole discretion shall determine;

                 (x)      to confess judgment against the Trust;

                 (y)      to discontinue the operations of the Trust;

                 (z)      to repurchase or redeem Shares; and

                 (aa) to do all other such acts and things as are necessary or incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration.

         3.3 Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration. Notwithstanding anything to the contrary in the Trustees' Regulations, any amendment of the Trustees' Regulations shall require the approval of a majority of the Unaffiliated Trustees.

         3.4 Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of Massachusetts upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.


                                  ARTICLE IV

                                    ADVISOR

         4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct all of the business of the Trust, and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor") and, consistent with their ultimate responsibility as set forth in this Section 4.1, the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees.

         Subject to the provisions of Sections 4.2 and 4.4 hereof, the Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person such that a Trustee would be an Affiliated Trustee shall be valid only if made, approved or ratified, after disclosure of such interests, by the affirmative vote or written consent of a majority of the Trustees who would be Unaffiliated Trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2 Term. The Trustees shall not enter into any advisory contract with the Advisor unless such contract has an initial term of no more than two
(2) years, provides for annual renewal or extension thereafter and for termination thereof by the Trustees without cause at any time without penalty upon sixty (60) days' written notice by the Trustees, either by affirmative vote or written consent of a majority of the Unaffiliated Trustees, requires for renewal or extension thereof the affirmative vote or written consent of a majority of the Unaffiliated Trustees and provides for termination thereof by the Advisor without cause at any time after the expiration of a period specified in such contract (which period shall not be shorter than the original term) without penalty upon one hundred and eighty (180) days' written notice by the Advisor. In the event of the termination of an advisory contract, the terminated Advisor shall be required to cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function. It shall be the duty of the Trustees to evaluate the performance of the Advisor before entering into or renewing an advisory contract, and the Unaffiliated Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor.

         4.3 Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including other REITs) and the management of other investments (including investments of the Advisor and its Affiliates). The Trustees may request the Advisor to engage in other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

         The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust, but neither the Advisor nor (subject to any applicable provisions of Section 7.5) any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Trust, even if such opportunity is of a character such that, if presented to the Trust, could be taken by the Trust, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

         Upon request of any Trustee, the Advisor shall from time to time promptly furnish the Trustees with such information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor for its own account as may be provided in the advisory contract with the Advisor in effect from time to time.

         4.4 Advisor Compensation. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Unaffiliated Trustees) deem relevant and shall be reflected in the minutes of the meetings of the Trustees:

                 (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

                 (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

                 (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services;

                 (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

                 (e) the quality and extent of service and advice furnished by the Advisor;

                 (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                 (g) the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.

         4.5 Annual Total Operating Expenses. The Total Operating Expenses of the Trust shall not exceed in any twelve-month period the greater of two percent (2%) of the Average Invested Assets for such twelve-month period and twenty-five percent (25%) of the Net Income for such twelve (12) month period (calculated before the deduction therefrom of such Total Operating Expenses), or such greater amount, with respect to any year, as shall have been found by a majority of the Trustees, including a majority of the Unaffiliated Trustees, based upon such unanticipated, unusual or nonrecurring factors as they may deem sufficient, to be justified for such year, and any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Trustees.

         The Unaffiliated Trustees shall at least annually determine whether the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income and the fees and expenses of comparable REITs. Each such determination shall be reflected in the minutes of meetings of the Trustees.

         Within sixty (60) days after the end of any fiscal quarter of the Trust ending on or after December 31, 1985 for which Total Operating Expenses (for the twelve (12) months then ended) exceed both two percent (2%) of the Average Invested Assets for such twelve (12) month period and twenty-five percent (25%) of the Net Income for such twelve (12) month period (calculated before the deduction therefrom of such Total Operating Expenses), there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors, if any, which the Trustees (including a majority of the Unaffiliated Trustees) have concluded were sufficiently unanticipated, unusual or nonrecurring to justify such higher Total Operating Expenses.

         Each advisory contract with the Advisor shall provide that in the event that the Total Operating Expenses exceed the limitations provided in this
Section 4.5, then, unless the Trustees (including a majority of the Unaffiliated Trustees) shall have found such excess to be justified as provided above, the Advisor shall reimburse the Trust (which reimbursement may be accomplished by, at the option of the Trust, a reduction of the Advisor's compensation) for the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Trust exceed the limitations herein provided.

                                   ARTICLE V

                               INVESTMENT POLICY

         5.1 Statement of Policy. It shall be the general objectives of the Trust that the Trustees invest the Trust Estate in equity interests in Real Property (including equity Securities of real estate-related entities), leases, joint venture development projects and partnerships and participate in the financing of real estate and real estate- related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans (collectively, the "Permitted Investments"). The Trustees shall pursue a balanced investment policy, seeking both current income and capital appreciation. These general objectives shall be pursued in a manner consistent with the investment policies specified in the remainder of this Section 5.1.

         The Trustees intend to hold the Permitted Investments for up to eighteen years after the date of this Second Amended and Restated Declaration of Trust and, after the eighteenth year, the Trustees will dispose of any remaining investments of the Trust in an orderly fashion within a period of two years in order to achieve a complete liquidation of the Trust within twenty years after the date of this Second Amended and Restated Declaration of Trust. The Trust's existence and the maximum holding period for its investments may be extended beyond the 20-year period only if (i) at any time after the 18th year after the date of this Second Amended and Restated Declaration of Trust, a majority of the Trustees, including a majority of the Unaffiliated Trustees, affirmatively determines that such extension would be in the best interests of the Shareholders, taking into consideration the then prevailing conditions in the relevant real estate markets, and recommends to the Shareholders a single specified extension of the aforesaid 20-year period and (ii) the holders of a majority of the Shares then outstanding and entitled to vote thereon approve such extension.

         To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 5.1, it shall be the policy of the Trustees to invest such assets in (i) government Securities, (ii) Securities of government agencies, (iii) bankers' acceptances, (iv) certificates of deposit, (v) interest-bearing deposits in commercial banks, (vi) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates and Federal National Mortgage Association bonds and notes); (vii) bank repurchase agreements covering the Securities of the United States or agencies or instrumentalities thereof and (viii) other similarly secured short-term investment Securities.

         Subject to the investment restrictions in Section 5.2, the Trustees may alter any or all of the above-described investment policies if they should determine such change to be in the best interest of the Trust. Subject to the preceding terms, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

         It shall be the policy of the Trustees to make investments in such manner as to comply with the requirements of the Internal Revenue Code with respect to the composition of the investments and the derivation of the income of a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         5.2 Prohibited Investments and Activities. The Trustees shall not:

                 (a) invest in any foreign currency, commodities, commodity futures contracts, bullion or chattels, except such chattels as are employed in the day to day business of the Trust or in connection with its Real Property;

                 (b) invest in any contracts for the sale of real estate, except in connection with the acquisition of interests in Real Property;

                 (c)      engage in any short sale;

                 (d) issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

                 (e) hold equity Securities, except in connection with the acquisition of equity interests in Real Property; or

                 (f) engage in trading as compared with investment activities or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trustees from selling interests in Real Property.

         5.3 Appraisals. If the Trustees shall at any time purchase Real Property, or interests therein, the consideration paid therefor shall generally be based upon the fair market value thereof as determined by an appraisal by a Person who is not an Affiliate of the Trust or the Advisor and who is, in the sole judgment of the Trustees, properly qualified to make such a determination.

                                  ARTICLE VI

                          THE SHARES AND SHAREHOLDERS

         6.1 Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares of Beneficial Interest, each without par value. The Shares shall be of one class, and each Share shall be identical in all respects with every other Share. There shall be no limit upon the number of authorized Shares which may be issued by the Trust. The certificates evidencing the Shares shall be in such form, and signed as provided in Section 3.2(d) on behalf of the Trust and of a transfer agent and/or registrar (if any) in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Massachusetts business corporation (subject to Sections 3.2(d), 6.4 and 6.12). The Shares may be issued for such consideration as the Trustees in their sole discretion shall determine or by way of Share dividend or Share split in the sole discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be validly issued, fully paid and nonassessable by the

Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend or Share split. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Trustees. In the event of the termination of the Trust or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding. The Shares shall entitle the holders thereof to one vote per share, shall not entitle the holders thereof to preference, appraisal, conversion, exchange, preemptive or redemption rights of any kind and shall have equal dividend or distribution, liquidation and other rights.

         6.2 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 3.2(t)), and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         6.3 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.4 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims.

         6.5 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         6.6 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars (including the Advisor and/or its Affiliates) and to authorize them on behalf of the Trust to keep records, to hold and to disburse any dividends or distributions, and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Massachusetts business corporation.

         6.7 Shareholders' Meetings. There shall be an annual meeting of the Shareholders, at such time and place as shall be determined by or in the manner prescribed in the Trustees' Regulations, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1985. Special meetings of Shareholders may be called by the chief executive officer of the Trust or by a majority of the Trustees or of the Unaffiliated Trustees and shall be called upon the written request of Shareholders holding in the aggregate not less than ten percent (10%) of the total votes authorized to be cast by the outstanding Shares of the Trust entitled to vote at such meeting in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration, be authorized by holders of a majority of the Shares then outstanding and entitled to vote thereon. At all elections of Trustees, voting by Shareholders shall be conducted under the noncumulative method and the election of Trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total votes authorized to be cast by Shares then outstanding which are present at the meeting in person or by proxy and entitled to vote in the election of the Trustees. Whenever Shareholders are required or permitted to take any action (unless a vote at a meeting is specifically required as in Sections 8.1 and 8.3), such action may be taken without a meeting by written consents setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the outstanding Shares that would be entitled to vote thereon at a meeting. The Shareholders shall be entitled, to the same extent as the shareholders in a Massachusetts business corporation, to determine by vote whether a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except with respect to matters on which a Shareholder's vote shall be required for or shall determine action of the Trustees as expressly set forth in this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

         6.8 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or to a proxy in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent. No proxy for any meeting of Shareholders entitled to vote shall be effective unless such proxy shall have been placed on file with such officer of the Trust as the Trustees shall have designated for such purposes for verification prior to such meeting.

         6.9     Reports to Shareholders.

                 (a) Not later than one hundred twenty (120) days after the close of each fiscal year of the Trust, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (the "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a statement indicating the financial position of the Trust and a statement indicating the results of its operations, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees. The Annual Report shall also disclose the results of year-end appraisals of the fair market values of the Trust's Permitted Investments.

                 (b) At least quarterly the Trustees shall send interim reports to the Shareholders containing financial information which may be unaudited and otherwise having such form and content as the Trustees deem proper.

         6.10 Fixing Record Date. The Trustees' Regulations may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed.

         6.11 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.12 Shareholders' Disclosures; Trustees' Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

                 (a) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary or appropriate to comply with the REIT Provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

                 (b) Whenever it is deemed by them to be reasonably necessary to protect the status of the Trust as a REIT, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

                 (c) The Trustees, by notice to the holder thereof, may redeem any or all Shares which have been transferred pursuant to a transfer which, in the opinion of the Trustee would jeopardize the status of the Trust as a REIT; and from and after the date of giving of such notice of redemption ("Redemption Date") the Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Trust of the redemption price determined and payable as set forth in the following sentence. The redemption price of each Share called for redemption shall be the closing price on the exchange which is the principal United States market for the Shares on the last business day prior to redemption if the Shares of the Trust are listed on a securities exchange, and, if the Shares are not so listed, shall be the mean between the average per Share closing bid prices and the average per Share closing asked prices on such date, or, if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to Shares of the Trust on such date, the redemption price shall be the price determined by the Trustees in good faith.

                 (d) Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust which would result in the disqualification of the Trust as a REIT shall be null and void.

                 (e) Nothing contained in this Section 6.12 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

                 (f) If any provision of this Section 6.12 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.12 may be inconsistent with any other provision of this Declaration of Trust, this Section 6.12 shall be controlling.

                 (g) It shall be the policy of the Trustees to consult with the appropriate officials of the principal securities exchange, if any, on which the Shares are listed as far as reasonably possible in advance of the final exercise of any powers granted by subsections
         (b) or (c) of this Section 6.12.

         6.13 Issuance of Shares. Notwithstanding any other provision of this Declaration, the Trust is authorized to issue an unlimited number of Shares or other types of Securities from time to time, including Securities with preferential rights senior to the Shares; provided that any issuance of Shares (other than Shares issued to The Prudential Insurance Company of America ("Prudential") upon the exercise of certain warrants held by Prudential) shall be approved by the affirmative vote of holders of not less than a majority of the then outstanding Shares entitled to vote thereon. Any Security of a class or series so issued shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical Securities of the same class or series issued separately by the Trust.

         6.14    Ownership Limitation.

                 (a) No person other than ART, the Tennessee Consolidated Retirement System and E.I. duPont de Nemours Co. Inc. Trust Fund may beneficially own more than 4.9% of the outstanding Shares (the "Ownership Limit") at any time. Any transfer of Shares that, if effected, would result in any Person beneficially owning any Shares in excess of the Ownership Limit shall be void ab initio as to the transfer of any Shares representing beneficial ownership of Shares in excess of the Ownership Limit.

                 (b) Any transfer of Shares that, if effective, would result in the Shares being beneficially owned (as provided in section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the transfer of such Shares which would be otherwise beneficially owned (as provided in section 856(a) of the Code) by the intended transferee; and the intended transferee shall acquire no rights in such Shares.

                 (c) Any transfer of Shares that, if effective, would result in the Trust being "closely held" within the meaning of section 856(h) of the Code shall be void ab initio as to the transfer of such Shares which would cause the Trust to be "closely held" within the meaning of section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

                 (d) Any transfer of Shares that, if effective, would result in disqualification of the Trust as a REIT shall be void ab initio as to the transfer of such Shares; and the intended transferee shall acquire no rights in such Shares.

                 (e) Nothing contained herein shall impair the settlement of transactions entered into on the facilities of the NYSE or any other exchange or quotation system on which Shares are traded.

         6.15 Changes in Ownership Limit. The Board of Trustees may from time to time increase or decrease the Ownership Limit; provided, however, that:

                 (a) Any decrease may be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

                 (b) The Ownership Limit may not be increased if, after giving effect to such increase, five beneficial owners of Shares could beneficially own in the aggregate, more than 50% of the Shares then outstanding; and

                 (c) Prior to the modification of the Ownership Limit, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

         6.16 Waivers by Board. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of its tax advisor or other documents or evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may waive the Ownership Limit with respect to an intended transferee in connection with a proposed transfer of Shares which, if consummated, would result in such intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees may require written notice from a transferee such number of days prior to the proposed transfer as the Board may determine in its sole discretion.

                                  ARTICLE VII

                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                    EMPLOYEES AND AGENTS, AND OTHER MATTERS

         7.1 Exculpation of Trustees, Officers, Employees and Agents. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other Person for any act or omission except for his own willful misfeasance, bad faith, or failure to act in good faith in the reasonable belief that the act or omission was in the best interests of the Trust. No future changes or amendments made to this Article VII shall (a) create standards of liability less favorable to any past or current Trustee, officer, employee or agent of the Trust than those standards of liability defined herein; or (b) adversely affect the rights of past or current officers or Trustees to indemnification and the advancement of expenses.

         7.2 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents. The Trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. No Shareholder and, except to the extent provided in Section 7.1, no Trustee, officer, employee or agent shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder and, except as aforesaid, no Trustee, officer, employee or agent shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust). Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         7.3 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor officers, employees or agents of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholder or any Trustee, officer, employee or agent of the Trust liable nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         7.4 Indemnification and Reimbursement of Trustees, Officers, Employees and Agents. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his actions were in the best interests of the Trust; and provided further that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein, but the failure to do any of the foregoing shall not deprive such Person of the right to indemnity hereunder except to the extent that the Trust is actually prejudiced by such failure. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding (which approval shall not be unreasonably withheld), indemnification and reimbursement shall be provided except as to such matters covered by the settlement as to which the Trust is advised by its counsel that such Person would, if the matter were adjudicated, be found not to have acted in good faith in the reasonable belief that his actions were in the best interests of the Trust. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trustees shall make advance payments in connection with indemnification under this Section 7.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification, which undertaking shall be accepted without regard to the financial ability of such Person to make repayment.

         Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 7.5 shall not, for the purposes of this Trust (including without limitation Sections 7.1, 7.2 and 7.3 and this Section 7.4) constitute willful misfeasance, bad faith, or a failure to act in good faith in the reasonable belief that the action was in the best interests of the Trust.

         7.5 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; provided, however, that the provisions of this sentence shall not extend, with respect to interests in Real Property which could be acquired by the Trust consistent with its then existing policies, to any of such Trustees or agents who are Affiliated Trustees or would be were they Trustees rather than agents, or to any officer or employee of the Trust or (at a time when there is no Advisor or other person providing an investment program for the Trust) to any Trustee of the Trust, who in failing to present such opportunity is not acting as a trustee, officer, director, stockholders, partner, member, advisor or employee of any Person other than the Trust but is acting for his own personal account. Subject to the provisions of Article IV and Section 7.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Trust.

         7.6 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, shall be valid and no Trustee, officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees, officers, employees or agents are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees, officers, employees or agent of the Trust, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon.

         Notwithstanding any other provision of this Declaration, the Trust shall not engage in a transaction with (a) any Trustee, officer, employee or agent of the Trust (acting in his individual capacity), (b) any director, trustee, partner, officer, employee or agent (acting in his individual capacity) of the Advisor or any other investment advisor of the Trust, (c) the Advisor or any other investment advisor of the Trust or (d) an Affiliate of any of the foregoing, except to the extent that such transaction has, after disclosure of such affiliation, been approved or ratified in accordance with the final paragraph of Section 2.6, after a determination by them that to the extent applicable:

                 (a) such transaction is fair and reasonable to the Trust and the Shareholders;

                 (b) based upon an appraisal by a qualified independent real estate appraiser who shall have been approved by a majority of Unaffiliated Trustees (or, if the transaction is with a Person other than the Advisor or an Affiliate of the Advisor, a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction), the total consideration is not in excess of the appraised value of the interest in Real Property being acquired, if an acquisition is involved, or less than the appraised value of the interest in Real Property being disposed of, if a disposition is involved; and

                 (c) if such transaction involves payments by the Trust for services rendered to the Trust by a Person in a capacity other than that of Advisor, Trustee or Trust officer, (1) the compensation is not in excess of the compensation, if any, paid to such Person by any other person who is not an Affiliate of such Person, for any comparable services in the same geographic area, and (2) the compensation is not greater than the charges for comparable services generally available in the same geographic area from other Persons who are competent and not affiliated with any of the parties involved;

No disposition of a Permitted Investment to an Affiliate of the Trust or the Advisor shall be accomplished without the approval of Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon. This
Section 7.6 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust providing their motive for the formation of such business association is not for their own enrichment.

         7.7 Restriction of Duties and Liabilities. The Shareholders, Trustees, officers, employees and agents shall in no event have any greater duties than those established by this Declaration of Trust or, in cases as to which such duties are not so established, than those of the shareholders, directors, officers, employees and agents of a Massachusetts business corporation in effect from time to time.

         7.8 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees, officer, employees or agents purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees, officers, employees or agents. No Person dealing with the Trustees or any of them, or with the officers, employees or agents of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

         7.9 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position of the Trust by the chief executive officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

         7.10 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code and by the rules and regulations thereunder pertaining to real estate investment trusts in any given year. The failure of the Trust to qualify as a real estate investment trust under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.

                                ARTICLE VIII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         8.1 Duration of Trust. Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration until December 31, 2017; provided, however, that any plan for the termination of the Trust which contemplates the distribution to the Shareholders of Securities or other property-in-kind (other than the right promptly to receive cash) shall require the affirmative vote or written consent of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon; and provided further that the Trust may be terminated at any time prior to that set forth above by the affirmative vote at a meeting of Shareholders of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon.


         8.2     Termination of Trust.

                 (a)      Upon the termination of the Trust:

                                  (1) the Trust shall carry on no business except for the purpose of winding up its affairs;

                                  (2)      the Trustees shall proceed to wind
                                           up the affairs of the Trust and all
                                           the powers of the Trustees under
                                           this Declaration shall continue
                                           until the affairs of the Trust shall
                                           have been wound up, including the
                                           power to fulfill or discharge the
                                           contracts of the Trust, collect its
                                           assets, sell, convey, assign,
                                           exchange, transfer or otherwise
                                           dispose of all or any part of the
                                           remaining Trust Estate to one or
                                           more persons at public or private
                                           sale for consideration which may
                                           consist in whole or in part of cash,
                                           Securities or other property of any
                                           kind, discharge or pay its
                                           liabilities, and do all other acts
                                           appropriate to liquidate its
                                           business; and

                                  (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or, subject to
                                           Section 8.1, in kind or partly each,
                                           among the Shareholders according to
                                           their respective rights.

                 (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Secretary of the Commonwealth of Massachusetts, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

         8.3 Amendment Procedure. This Declaration may be amended (except as to the limitation of personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders) at a meeting of Shareholders by holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon. Approval in accordance with the final paragraph of Section 2.6 shall also be required for any such amendment. The Trustees may, with the approval of the committee consisting solely of Unaffiliated Trustees and without Shareholder approval, change the investment policies of the Trust from time to time, by amendment of Section 5.1 herein or any other provision of this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of (i) the REIT Provisions of the Internal Revenue Code, (ii) other applicable Federal laws or regulations or (iii) any state securities or "blue sky" laws or requirements of administrative agencies thereunder in connection with the initial public offering of Shares, but the Trustees shall not be liable for failing so to do. Actions by the Trustees pursuant to the second paragraph of Section 1.1 or pursuant to Section 9.6(a) that result in amending this Declaration shall be effected without vote or consent of Shareholders.

         Any amendment pursuant to any Section of this Declaration of Trust shall not become effective until a certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid or a copy of this Declaration, as amended, in recordable form, and executed by a majority of the Trustees, is filed with the Secretary of the Commonwealth of Massachusetts.

         8.4 Transfer to Successor; Merger. The Trustees, with the approval of a majority of the Trustees (including a majority of the Unaffiliated Trustees) and the affirmative vote or written consent of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon, shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Estate or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the Shares or Securities thereof or otherwise, and to lend money to, subscribe for the Shares or Securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which the Trust holds or is about to acquire Shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or organization if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the Shares.

                                  ARTICLE IX

                                 MISCELLANEOUS

         9.1 Applicable Law. This Declaration is executed and acknowledged by the Trustees in the Commonwealth of Massachusetts and with reference to the statutes and laws thereof and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of such Commonwealth.

         9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

         9.3 Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

         9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Massachusetts business corporation would be available for inspection by shareholders under the laws of the Commonwealth of Massachusetts. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a Massachusetts business corporation to require financial or other information from the Trust, Trustees or officers of the Trust. Any Federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         9.6 Provisions of the Trust in Conflict with Law or Regulations; Severability.

                 (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, or with other applicable Federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the Secretary of the Commonwealth of Massachusetts. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3.

                 (b) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity of unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         9.7 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

                 (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

                 (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by the secretary of the Trust or by any Trustee;

                 (c) a certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the secretary of the Trust or by any Trustee;

                 (d) the certifications referred to in Sections 2.7, 8.3 and 9.6(a); and

                 (e) a certification as to any actions by Trustees, other than the above, when made in writing by the secretary of the Trust or by any Trustee.

         IN WITNESS WHEREOF, the undersigned have signed these presents all on the day and year first above written.



---------------------------                -----------------------------------
Sylvan M. Cohen                            Alton G. Marshall



---------------------------                -----------------------------------
George R. Peacock                          Phillip E. Stephens



---------------------------
Robert C. Robb

                                                                     EXHIBIT B-1
                                                                 TO EXHIBIT 99.1


                             TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT (the "Agreement") is entered into as of the date specified below, by and among EQK REALTY INVESTORS I, a Massachusetts business trust ("Trust"), whose address is 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia, EQUITABLE REALTY PORTFOLIO MANAGEMENT, INC., a Delaware corporation ("Advisor"), whose address is 5775-D Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia, and AMERICAN REALTY TRUST, INC., a Georgia corporation ("ART"), whose address is 10670 North Central Expressway, Suite 300, Dallas, Texas.


                                   RECITALS:

         A. Trust and Advisor executed an Advisory Agreement dated March 1, 1985 (as amended to the date hereof, the "Advisory Agreement") with respect to the performance by Advisor of certain advisory services for Trust. Under the Advisory Agreement, Advisor made recommendations to Trust concerning investments, administration and day-to-day operations of the Trust. A copy of the Advisory Agreement is attached hereto as EXHIBIT A and made a part hereof;

         B. Trust, Advisor and ART have entered into an Agreement and Plan of Merger dated December 23, 1997 (the "Merger Agreement") whereby a wholly-owned subsidiary of ART will merge with and into Trust, with the Trust being the surviving entity;

         C. Pursuant to Section 1.09 of the Merger Agreement, Trust, Advisor and ART have agreed to terminate the Advisory Agreement and all duties and obligations of Trust and Advisor thereunder upon the terms hereinafter provided.


                                   AGREEMENT:


         NOW, THEREFORE, for and in consideration of the covenants herein contained and for other good and valuable consideration as described herein, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties agree hereto as follows:

         1. The Advisory Agreement shall terminate and shall be of no further force and effect upon the payment by ART to Advisor of an amount equal to $1,975,000 in the form of 197,500 shares of ART's Series F Cumulative Convertible Preferred Stock (the "ART Shares") valued at the liquidation value of $10 per ART Share (the "Liquidation Value"). In addition, as further consideration for the termination of the Advisory Agreement, on the first Business Day following the third anniversary of the date of this Agreement (the "Deferred Payment Date"), ART shall pay to Advisor $1,360,000 in the form of 136,000 ART Shares valued at the Liquidation Value (the "Deferred ART Shares"). As used herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which banks in the State of Texas are permitted or required by law to be closed.

         2. In connection with the termination of the Advisory Agreement, subject to the performance by Advisor of its duties and obligations as set forth in the Advisory Agreement, Trust shall unconditionally and fully release and discharge Advisor and its stockholders, affiliates, subsidiaries, directors, officers, successors and assigns, agents, employees, and representatives from any and all obligations, claims, actions, or liability on account of or arising out of the Advisory Agreement. This Agreement shall fully and finally settle all demands, claims, charges, accounts or causes of action of any nature arising out of or connected with the management, administration or similar services by Advisor with respect to the Trust.

         3.      a.       Each individual executing or attesting this Agreement
on behalf of Advisor and Trust covenants, warrants and represents that he is duly authorized to execute or attest and deliver this Agreement on behalf of such party. Trust and Advisor further represent and warrant that they have full power and authority to sign and deliver this Agreement, and the execution and delivery of this Agreement will not violate and will not constitute a default under any agreements with any third parties.

                 b. Advisor represents and warrants that it has not made any assignment, pledge or other disposition of (i) its interest in the Advisory Agreement; or (ii) any claim, demand, obligation, liability, action, or cause of action arising under the terms of the Advisory Agreement, to any person, firm, partnership, association, or other entity.

                 c. Advisor hereby releases Trust from any obligation of any type whatsoever, including without limitation for deferred fees or disposition fees under the Advisory Agreement, other than deferred portfolio advisory fees and deferred refinancing fees in the amount of $303,465 as of November 1, 1997, plus additional amounts that accrue but are not paid in accordance with the terms of the Advisory Agreement through the Closing Date (as defined in the Merger Agreement), which fees and additional amounts shall remain an obligation of Trust.

                 d. Except as otherwise expressly provided herein, Trust and Advisor hereby agree to indemnify and hold harmless the other party against all actions, demands, liabilities, costs, expenses, rights of action, or causes of action based on, arising out of, or in connection with any breach by the applicable indemnifying party of any of the foregoing representations and warranties.

                 e. Advisor hereby indemnifies and holds Trust harmless from all demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) at any time suffered or incurred by Trust on account of or arising out of any claim for management fees or other remuneration at any time made against Trust by any other person or entity claiming to have dealt with or through Advisor on account of or in connection with the services contemplated by the Advisory Agreement.





TERMINATION AGREEMENT - Page 2

                 f. If an action is commenced between the parties in connection with the enforcement of any provision of this Agreement, the prevailing party in that action shall be entitled to recover its costs and expenses, including reasonable attorney's fees.

         4. Trust, Advisor and ART agree to perform, execute and deliver or cause to be performed, executed and delivered any and all such further acts, deeds and assurances as may be necessary to effect the payment, termination and release contemplated by this Agreement.

         5. Advisor understands that it may be deemed to be an "affiliate" of EQK within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act and the applicable regulations promulgated by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. Advisor further understands that, if it were in fact an affiliate under the Securities Act, its ability to sell, assign or transfer the ART Shares or the Deferred ART Shares may be restricted unless such transaction is made in conformity with the provisions of Rule 145. Advisor understands that the ART Shares and the Deferred ART Shares may only be sold (i) pursuant to a registration statement which has been declared effective by the SEC, (ii) in transactions which comply with the provisions of Rule 145, or (iii) in a transaction that is exempt from registration under the Securities Act.

         6. This Agreement shall be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the internal, substantive law of the State of Georgia without reference to principles of conflicts of laws.

         7. This Agreement shall be binding upon and inure to the benefit of Trust, Advisor, ART and their respective successors and assigns.

         8. This Agreement contains the entire agreement between the parties hereto. No variations, modifications or changes. herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

         9. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.





TERMINATION AGREEMENT - Page 3

SIGNED this _____ day of ___, 1998, to be effective as of the ___ day of ___, 1998.


                                       TRUST:

                                       EQK REALTY INVESTORS I



                                       By:
                                           ------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------


                                       ADVISOR:

                                       EQUITABLE REALTY PORTFOLIO
                                       MANAGEMENT, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------



                                       ART:

                                       AMERICAN REALTY TRUST, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------





TERMINATION AGREEMENT - Page 4

                                                                    EXHIBIT B-2
                                                                 TO EXHIBIT 99.1

                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT dated as of ___________, 1998, between EQK REALTY INVESTORS I, a Massachusetts business trust (the "Trust"), and Basic Capital Management, Inc. (the "Advisor").

         The Trust was organized under a Declaration of Trust executed as of October 8, 1984, which was amended and restated as of February 27, 1985, and which was further amended and restated pursuant to a Second Amended and Restated Declaration of Trust dated as of _________, 1998 (as so amended and restated, the "Declaration of Trust"). The Trust currently operates in a manner so as to qualify as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments, principally consisting of the Specified Investments (as herein defined) of the type permitted to qualified REITs under the Code and not inconsistent with the Declaration of Trust. The Trust desires to avail itself of the experience, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities herein set forth, subject to the supervision of the Trustees of the Trust, as provided herein. The Advisor is willing to undertake to render such services, on the terms and conditions herein set forth. Accordingly, the Trust and Advisor hereby agree as follows:

         1. Definitions. As used herein, the following terms shall have the definitions set forth below. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect on the date hereof, except as otherwise provided in such definition.

         "Aggregate Shareholder Investment" means the gross proceeds of the initial public offering of Shares made pursuant to the Registration Statement (which are conclusively deemed to equal $181,000,000), minus the sum of any amounts distributed to Shareholders from the proceeds of financings, refinancings, sales or other dispositions of real or personal property, condemnations, damage awards or insurance (other than business or rental interruption or similar insurance).

         "Affiliate" means, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any other Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

         "Average Invested Assets" for any period means the average of the values of the Invested Assets on the last day of each month during such period.

         "Book Value" means the value of an asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by the Trustees and the underlying assets of a partnership, joint venture or other form of indirect ownership, to the extent of the Trust's interest in such partnership, joint venture or other form of indirect ownership, shall be valued as if owned directly by the Trust.

         "Distributable Cash" for any period means Net Income for such period less (a) principal payments on long-term debt (unless paid for by long-term borrowings or from the proceeds of any sale or other disposition), (b) tenant alterations, (c) leasing commissions (to the extent capitalized) and (d) other capital expenditures (exclusive of the Specified Investments), unless such capital expenditures are paid for (i) from long-term borrowings, (ii) out of reserves previously deducted in calculating Net Income, (iii) from tenant reimbursements, or (iv) from the proceeds of sale or other disposition, including within clauses (a) through (d) the Trust's proportionate share of any such expenditures made by any partnership, joint venture or other form of indirect ownership referred to in the first parenthetical clause of the definition of "Net Income".

         "Invested Assets" means the Book Value of all the Real Estate Investments of the Trust.

         "Mortgage" means a mortgage, deed of trust or other security interest in Real Property or in rights or interests, including leasehold interests, in Real Property.

         "Mortgage Loan" means a note, debenture, bond or other evidence of indebtedness or obligation which is negotiable or non-negotiable and which is secured or collateralized by a Mortgage.

         "Net Income" for any period means the net income of the Trust (calculating the net income of the Trust from any partnership, joint venture or other form of indirect ownership as if the Trust directly received its proportionate share of such entity's income, gains, expenses and losses, including non-cash charges and imputed interest) for such period (i) excluding realized gains and losses from the disposition of Trust assets (after attributing to such disposition the taxes and fees paid in connection therewith); (ii) before deducting additions to reserves or provisions for depreciation, amortization, provision for bad debts and other similar non-cash charges and imputed interest; (iii) less the amount of any bad debts actually charged to the provision therefor.

         "Person" means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         "Real Estate Investment" means any direct or indirect investment in any interest in Real Property or in any Mortgage Loan, or in any Person whose principal purpose is to make any such investment.

         "Real Property" means and includes land, leasehold interests (including, but not limited to, interests of a lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests or rights in land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

         "Registration Statement" means the Registration Statement on Form S-11, No. 2-93936, of the Trust, as amended on the effective date thereof, covering the initial public offering of the Shares under the Securities Act of 1933.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

         "Shareholders" means the holders of record of outstanding Shares.

         "Shares" means Shares of Beneficial Interest, without par value, of the Trust.

         "Short-term Investments" means investments which the Trust makes of its funds (a) on a temporary basis pending utilization of such funds to acquire Real Estate Investments, make distributions to Shareholders, or pay anticipated expenses of the Trust or (b) to hold as reasonable reserves and which may consist of any of the following: (i) government Securities; (ii) Securities of government agencies; (iii) bankers' acceptances; (iv) bank certificates of deposit; (v) interest-bearing deposits in commercial banks; (vi) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac PCS"), Government National Mortgage Association modified pass-through certificates ("Ginnie Mae Pass-Throughs") and Federal National Mortgage Association bonds and notes ("Fannie Maes")); (vii) bank repurchase agreements covering the Securities of the United States or agencies or instrumentalities thereof; and (viii) other similarly secured short-term investment Securities.

         "Specified Investments" means the Real Estate Investments which are specifically described in the Registration Statement.

         "Total Operating Expenses" for any period means all operating expenses (including additional expenses paid directly or indirectly by the Trust to the Advisor. Affiliates of the Advisor or third parties based upon their relationship with the Trust) including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, exclusive of
(i) interest and discounts; (ii) taxes and license fees; (iii) expenses connected directly with the issuance, sale and distribution, or listing on a stock exchange, of Securities of the Trust, including, without limitation, underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees; (iv) expenses connected directly with the acquisition, disposition, operation or ownership of Trust assets, including, without limitation, costs of foreclosure; maintenance, repair and improvement of property; maintenance and protection of the lien of mortgages; property management fees; legal fees; premiums for insurance; property owned by or mortgaged to the Trust; taxes; brokerage and acquisition fees and commissions; appraisal fees; title insurance and abstract expenses; provisions for depreciation, depletion and amortization; disposition fees and real estate commissions; and losses on the disposition of assets and provisions for such losses; (v) fees and expenses payable to public accountants, legal counsel, consultants, managers, or agents, employed for the Trust directly by the Trustees; (vi) legal and other expenses in connection with formal or informal administrative action or legal proceedings which involve a challenge to the status of the Trust as a REIT, or advice concerning obtaining or maintaining such status, or the determination by the Trust of its taxable income or involve a claim that the activities of the Trust or any Trustee or Shareholder or any officer or agent of the Trust were improper; (vii) expenses of organizing, revising, amending, converting, modifying, reorganizing or terminating the Trust; (viii) the cost of insurance in the nature of directors' or officers' liability insurance covering Trustees and officers of the Trust; (ix) fees and expenses of transfer agents, registrars, warrant agents, rights agents, dividend payment and dividend reinvestment agents, escrow holders and indenture trustees; (x) all printing and distribution expenses connected with communications to holders of Securities of the Trust and other necessary costs in maintaining relations with holders of Securities, including the costs of printing and mailing the certificates for Securities, proxy solicitation materials and reports to such holders and the cost of holding meetings of holders of the Securities of the Trust; (xi) legal, accounting, printing and other costs of reports required to be filed with state or Federal governmental agencies; and (xii) all fees paid or payable to the Advisor pursuant to Section 9 hereof; provided, however, that the foregoing exclusion shall not include any allocation of costs of the Advisor's overhead incurred in performing its duties hereunder.

         "Trustees" means the Trustees holding office under the Declaration of Trust at any particular time.

         "Unaffiliated Trustee" means a Trustee who, in his individual capacity, (i) is not an Affiliate of the Advisor, (ii) does not own any interest in the Advisor, and (iii) does not perform any other services for the Trust except as Trustee.

         2. Duties of Advisor. The principal duties of the Advisor shall be to supervise and make recommendations to the Trust concerning the Trust's investments and to provide administrative services with respect to the Trust and as administrator of the Trust's day-to-day affairs, in each case subject to the supervision of the Trustees.

         Subject to the supervision of the Trustees and consistent with the provisions of the Declaration of Trust and Section 12 hereof, the Advisor shall:


                 (a) perform necessary administrative functions in the management of the Trust;

                 (b) serve as the Trust's investment and financial Advisor and provide research, economic and statistical data in connection with the Trust's investments and financial policies;

                 (c) investigate, select and conduct relations with accountants, legal counsel, property managers, brokers, investors, builders, developers, banks and other lenders, and others as necessary in connection with the business of the Trust and the fulfillment of the Advisor's duties hereunder.

                 (d) maintain bank accounts for the Trust, and arrange for fidelity bonds with respect to fraudulent acts, in amounts specified by the Trustees, covering all the personnel handling funds and other assets of the Trust, with the Trust named as an insured party;

                 (e) maintain appropriate records of activities on behalf of the Trust;

                 (f) provide office space, office equipment and office personnel;

                 (g) obtain for the Trust the services that may be required in acquiring and disposing of investments of the Trust, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting and settling any claims of the Trust;

                 (h) obtain for the Trust such services as may be required for property management and other activities relating to the investment portfolio of the Trust;

                 (i) advise in connection with negotiations by the Trust with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of Securities of the Trust and the securing of loans for the Trust; and

                 (j) provide services to the Trust in connection with the financing, refinancing, sale or other disposition of the Trust's Real Estate Investments or any part thereof.

         In performing its various services under this Agreement, the Advisor may from time to time call upon and utilize various facilities, personnel and support services of other Persons, including one or more Affiliates of the Advisor.

         3. No Partnership or Joint Venture. The Trust and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or to impose any liability as such on either of them.

         4. Records. The Advisor shall keep proper books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trustees at any time during ordinary business hours.

         5. REIT Qualifications, etc. The Advisor shall refrain from any action which, in its judgment or in any judgment of the Trustees of which the Advisor has written notice, would adversely affect the qualification of the Trust as a REIT or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or its Securities or which would otherwise not be permitted by the Declaration of Trust.

         6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name and may collect and deposit into and disburse from such accounts any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall from time to time render appropriate accounting of such collections, deposits and payments to the Trustees and to the auditors of the Trust.

         7. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such form and amounts as may be required by the Trustees from time to time, covering officers, employees and agents handling funds and any investment documents or records pertaining to any investments of the Trust. Such bond shall be paid for by the Trust and shall inure to the benefit of the Trust in respect of losses of any such property from acts of such officers, employees and agents through theft, embezzlement or fraud. In the event that such a bond is canceled or not renewed by the bonding company, the Advisor shall give notice thereof to the Trustees, in which event the Trustees shall have the right to terminate immediately this Agreement.

         8. Information Furnished Advisor. The Trustees shall at all times keep the Advisor informed concerning the investment, financial and operating policies of the Trust. The Trustees shall notify the Advisor promptly in writing of their intention to make any new investments or to sell or dispose of any existing investments. The Trust shall make available to the Advisor a certified copy of all financial statements, a signed coy of each report prepared by independent certified public accountants and such other information with regard to its affairs as the Advisor may reasonably request.

         9. Compensation. The Trust shall pay to the Advisor compensation for its services hereunder as follows:

                 (a) Initial Fees. The Initial Fees have been paid to the Advisor and no further Initial Fees shall be payable hereunder.

                 (b) Annual Portfolio Management Fee. The Annual Portfolio Management Fee shall be an annual fee in an amount equal to forty-two and one-half one one hundredths of one percent (0.425%) per annum of the sum of (i) the Average Amount (as defined below) and (ii) the average daily outstanding principal balance of the Trust's indebtedness which was long-term indebtedness when incurred (including mortgage indebtedness and including the Trust's proportionate interest in such debt of a partnership, joint venture or other form of indirect ownership) during each calendar year or portion thereof as reflected on the books and records of the Trust under generally accepted accounting principles, minus the Debt Adjustment set forth in subsection 9(c)(i) with the date in question being deemed to be the "time of sale" for purposes of subsection 9(c)(i)(A), except that any indebtedness to which Harrisburg East Mall is subject pursuant to the terms of the Mortgage encumbering such property at the date of its acquisition by the Trust shall be valued at the remaining principal amount of such Mortgage based upon the terms of such Mortgage. The Average Amount shall equal the average of the Daily Amounts for the days during the relevant calendar year during which Shares are traded on the principal United States market for the Shares. The

         Daily Amount for any day shall equal the Daily Price for such day multiplied by the number of Shares outstanding as of the end of such day. The Daily Price shall equal the closing per share price of the Shares on the stock exchange which is the principal United States market for the Shares, provided that, for any portion of any year during which the principal United States market for the Shares is not an exchange, the Daily Price shall equal the average of the closing per share bid and asked prices as reported on NYSE, or, if such prices are not reported on NYSE, the Daily Price shall be determined by the Trustees in good faith.

                 The Annual Portfolio Management Fee shall be paid monthly (prorated for any partial months) in arrears within ten (10) days after the end of each calendar month.

                 (c) Real Estate Disposition Fees. The Real Estate Disposition Fees shall equal one percent (1%) of the gross sale price (including the outstanding principal balance of any indebtedness taken subject to or assumed by the buyer and the principal amount of any purchase money indebtedness taken back by the Trust) of the Real Estate Investment sold or one percent (1%) of the Trust's share of the gross sale price (calculated as above of any Real Estate Investment sold by a partnership, joint venture or other form of indirect ownership; provided, however, that in calculating the gross sale price, the following adjustments (the "Debt Adjustments") shall be made: (i) with respect to any indebtedness taken subject to or assumed by a buyer from the Trust (other than the indebtedness to which Harrisburg East Mall is subject at the date of its acquisition by the Trust), there shall be deducted from the gross sale price an amount equal to the lesser of (A) the excess, if any, of the principal amount of such indebtedness at the time of sale based upon the relevant instrument over the principal amount of such indebtedness at the time of sale as determined in accordance with generally accepted accounting principles ("GAAP"), and (B) the excess, if any, of the principal amount of such indebtedness at the time incurred based upon the relevant instrument over the principal amount of such indebtedness at the time incurred as determined in accordance with GAAP; and (ii) with respect to any purchase money indebtedness taken back by the Trust, there shall be deducted from the gross sale price an amount equal to the excess of the principal amount of such indebtedness based upon the relevant instrument over the principal amount of such indebtedness as determined in accordance with GAAP. The Real Estate Disposition Fee shall be reduced (but not below zero) by the amount of any brokerage commissions and legal expenses paid by the Trust in connection with such sale. A Real Estate Disposition Fee shall be due and payable at the closing of each disposition of a Real Estate Investment or any part thereof.


         10. Compensation for Additional Services. If the Trust shall request the Advisor (or any Affiliate or any officer or employee thereof) to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed (including, without limitation, property management services to be rendered by Compass Retail, Inc.), will be compensated separately on terms to be agreed upon between such party and the Trustees, including a majority of the Unaffiliated Trustees, from time to time. To the extent the Advisor or any Affiliate of the Advisor performs any leasing, loan servicing, loan administration, property management, legal, shareholder relations, registrar, transfer agent, or other similar services, the compensation for such services shall not exceed either (a) the compensation, if any, paid to such Person by any other Person who is not an Affiliate of such Person for any comparable services in the same geographic area or (b) the rate generally charged for similar services generally available in the relevant geographic area by qualified Persons who are not Affiliates of the Advisor.

         11. Statements. The Advisor shall promptly furnish to the Trust monthly and annual statements showing the computation of the compensation payable to it under Section 9(b) hereof with respect to the month or year then ended. All calculations of the fees paid hereunder shall be reported upon by the Trust's independent public accountants.

         12. Expenses of Advisor. Without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the following expenses:

                 (a) salaries and other employment expenses of the personnel employed by the Advisor to assist it in performing its obligations hereunder and of Trustees, officers and employees of the Trust who are directors, officers or employees of the Advisor or of any Affiliate of the Advisor, including, without limitation, fees, salaries, wages, payroll taxes and the cost of employee benefit plans and temporary help expenses, but excluding any salaries and other expenses as to which separate compensation is permitted pursuant to
         Section 10 hereof and excluding the compensation to the Trustees described in the Registration Statement under the caption "Management
         - Trustees and Officers";

                 (b) rent, telephone, utilities, office furniture and equipment and other office expenses of the Advisor and the Trust, except as any of such expenses relate to an office maintained by the Trust separate from the office of the Advisor;

                 (c) travel and related out-of-pocket expenses incurred by officers and employees of the Advisor and of Trustees, officers and employees of the Trust who are directors, officers or employees of the Advisor or of any Affiliate of the Advisor, except that the Trust will bear all travel and other out-of-pocket expenses of officers, employees and Trustees of the Trust to the extent incurred in furtherance of the business of the Trust; and

                 (d)      all overhead expenses incurred by the Advisor.

         13. Expenses of the Trust. Except as expressly otherwise provided in this Agreement, the Trust shall pay all expenses relating to services of the Advisor in the performance of its duties hereunder, including, without limitation, all legal and accounting expenses, not assumed by the Advisor.

         14. Refund by Advisor. The Advisor will refund to the Trust, within sixty (60) days after the end of such period, the amount, if any, by which the Total Operating Expenses of the Trust for any twelve-month period ending on the last day of any fiscal quarter ending on or after March 31, 1986 exceed the greater of (a) 2% of the Average Invested Assets for such twelve-month period and (b) 25% of the Net Income for such twelve-month period (calculated before the deduction therefrom of such Total Operating Expenses); provided, however, that only so much of such excess need be refunded as is determined by the Trustees, including a majority of the Unaffiliated Trustees, acting pursuant to Section 4.5 of the Declaration of Trust, to be not justified.

         15. Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the management of other investments and the rendering of advice to other investors (including in respect of other real estate programs), even if any such investors are in competition with the Trust or any of the Trust's Real Estate Investments; nor shall this Agreement limit or restrict the right of any partner, director, officer, employee or shareholder of the Advisor or any Affiliate of the Advisor to engage in any other business (including business activities competitive with those of the Trust) or to render services of any kind to any other Person.

         16. Trustee Action. Wherever action on the part of the Trust or the Trustees is contemplated in this Agreement, unless otherwise provided herein, action by a majority of the Trustees, including a majority of the Unaffiliated Trustees, shall constitute the action provided for herein.

         17. Term; Termination of Agreement. This Agreement shall continue in force until December 31, 1998, and thereafter may be extended from year to year by the affirmative vote or written consent of a majority of the Unaffiliated Trustees. Notice of renewal shall be given in writing by the Trust to the Advisor not less than thirty (30) days before the expiration of this Agreement or of any extension thereof. Notwithstanding any other provision to the contrary, this Agreement may be terminated without cause upon sixty (60) days' written notice by a majority of the Unaffiliated Trustees to the Advisor and, after December 31, 1998, upon one hundred eighty (180) days' written notice by the Advisor to the Trust.

         18. Amendments. This Agreement shall not be modified or terminated except by an instrument in writing signed by both parties hereto or otherwise as provided herein. Any amendment to this Agreement shall require the written consent of a majority of the Unaffiliated Trustees.

         19. Assignment. The Trust may terminate this Agreement immediately in the event of its assignment by the Advisor without the consent of the Trust. Any permitted assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

         20. Default, Bankruptcy, etc. At the option of the Trustees, this Agreement shall be terminated immediately upon written notice of termination by a majority of the Unaffiliated Trustees to the Advisor if any of the following events shall occur:

                 (a) if the Advisor shall violate any provisions of this Agreement, and after written notice of such violation shall not cure such default within thirty (30) days; or

                 (b) if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or any order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all its property by reason of the foregoing or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or

                 (c) if the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         The Advisor agrees that if any of the events specified in subsection
(b) or (c) of this Section 20 shall occur, it will give written notice thereof to the Trust promptly (but in any event not later than seven days) after the occurrence of such event.

         21. Action Upon Termination. Except as provided in Section 9 hereof, the Advisor shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder but shall be reimbursed for all expenses and shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

                 (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                 (b) deliver to the Trust a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Trust;

                 (c) deliver to the Trust all property and documents of the Trust then in the custody of the Advisor; and

                 (d) cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function.

         22. Change of Name. Upon termination of this Agreement by either party, the Trustees shall, upon the request of the Advisor, cause the name of the Trust to be changed to a name that does not, in the reasonable opinion of the Advisor, include any reference to the Advisor or any of its Affiliates.

         23. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas as at the time in effect.

         24. Miscellaneous. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trust in following or declining to follow any advice or recommendations of the Advisor. None of the Advisor, its partners, officers or employees shall be liable to the Trust, the

Trustees or the holders of Securities of the Trust except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

         25. Notices. Any communications given hereunder shall be in writing delivered at the address of the respective party at which that party most recently has established its principal office, or at such other address as a party shall have specified to the other party as the address for notices hereunder.

         26. Trustees' and Shareholders' Liability. The Declaration of Trust establishing EQK Realty Investors I, dated October 8, 1984, a copy of which, together with all amendments thereto, has been duly filed in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "ART Realty Investors I" refers to the Trustees under the Declaration collectively as Trustees, but not individually or personally; and that no Trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Trust. All persons dealing with the Trust, in any way, shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

         IN WITNESS WHEREOF, the Trust and the Advisor have each caused this Agreement to be executed and delivered on its behalf as of the day first above written.

                                  EQK REALTY INVESTORS I


                                  By:
                                     ------------------------------------------


                                  BASIC CAPITAL MANAGEMENT, INC.


                                  By:
                                     ------------------------------------------

                                                                       EXHIBIT C
                                                                 TO EXHIBIT 99.1


           ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF
                          AMERICAN REALTY TRUST, INC.

                               setting forth the

     CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING OR OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS
                           OR RESTRICTIONS THEREOF

                                       of

                SERIES F CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                          AMERICAN REALTY TRUST, INC.

                    (Pursuant to Section 14-2-602(d) of the
                       Georgia Business Corporation Code)

                           __________________________


         American Realty Trust, Inc., a corporation organized and existing under the Georgia Business Corporation Code (hereinafter called the "Corporation"), hereby certifies:

         THAT, pursuant to the authority conferred upon the board of Directors (the "Board of Directors") by the articles of incorporation, as amended ("Articles of Incorporation") of the Corporation, and pursuant to Section 14-2-602(d) of the Georgia Business Corporation Code (which Section provides that no shareholder action is required in order to effect these articles of amendment), the Board of Directors by unanimous written consent dated August 13, 1997, duly adopted certain recitals and resolutions providing for the designations, preferences and relative participating, optional or other special rights and qualifications, limitations or other restrictions thereof, of a series of special stock of the Corporation, specifically the Series F Cumulative Convertible Preferred Stock, which recitals and resolutions are as follows:

         WHEREAS, Article Five of the Articles of Incorporation authorizes the Corporation to issue not more than 16,666,667 shares of common voting stock, $0.01 par value per share (the "Common Stock"), and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which Special Stock may be issued from time to time in one or more series and shall be designated as the Board of Directors may determine to have such voting powers, preferences, limitations and relative rights with respect to the shares of each series of the class of Special Stock of the Corporation as expressly provided in a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors which is vested with the authority in respect thereof;

         WHEREAS, 4,000 shares of such Special Stock have been previously designated as the Series B 10% Cumulative Preferred Stock prior to the date hereof, all of which have been issued and are outstanding;

         WHEREAS, 16,681 shares of such Special Stock have been previously designated as the Series C 10% Cumulative Preferred Stock prior to the date hereof, all of which have been issued and are outstanding;

         WHEREAS, 91,000 shares of such Special Stock have been previously designated as the Series D Cumulative Preferred Stock prior to the date hereof, none of which has been issued or is outstanding;

         WHEREAS, 80,000 shares of such Special Stock have been previously designated as the Series E Cumulative Convertible Preferred Stock prior to the date hereof, none of which has been issued or is outstanding; and

         WHEREAS, the Board of Directors now desires to further amend the Articles of Incorporation to designate an additional series of the Special Stock.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Five of the Articles of Incorporation, the Board of Directors hereby further amends the Articles of Incorporation to provide for the issuance of a single series of Special Stock consisting of the number of shares in such series as set forth below and, subject to the provisions of Article Five of the Articles of Incorporation, hereby fixes and determines with respect to such series the following designations, preferences and relative participating, optional or other special rights, if any, and qualifications, limitations and restrictions thereof:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series F Cumulative Convertible Preferred Stock" (the "Series F Preferred Stock") and each share of the Series F Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6 below. The number of shares constituting the Series F Preferred Stock shall be 7,500,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Georgia Business Corporation Code; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants; provided further, that no increase in the authorized amount of shares constituting Series F Preferred Stock shall be made without the prior written consent of the holders of a majority of shares of Series F Preferred Stock then outstanding voting separately as a class.

         Section 2.  Dividends and Distributions.

         (A) The holders of shares of Series F Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the Georgia Business Corporation Code, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities, quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on October 15, 1998, in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date. The foregoing is intended to provide a 10% cumulative return, compounded on a quarterly basis, on the Liquidation Value from August 16, 1998.

         (B) Dividends shall commence accruing cumulatively on outstanding shares of the Series F Preferred Stock from August 16, 1998 to and including the date on which the Redemption Price (as defined in Section 9(A), below) of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends for the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(A) below) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         (C) So long as any shares of the Series F Preferred Stock are outstanding, the Corporation will not make, directly or indirectly, any distribution (as such term is defined in the Georgia Business Corporation Code) in respect of Junior Securities unless on the date specified for measuring distributions in Section 14-2-640(e) of the Georgia Business Corporation Code (a) all accrued dividends on the Series F Preferred Stock for all past quarterly dividend periods have been paid in full and the full amount of accrued dividends for the then current quarterly dividend period has been paid or declared and a sum sufficient for the payment thereof set apart and (b) after giving effect to such distribution (i) the Corporation would not be rendered unable to pay its debts as they become due in the usual course of business and (ii) the Corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series F Preferred Stock as provided in these Articles of Amendment. Dividends shall not be paid (in full or in part) or declared and set apart for payment (in full or in part) on any series of Special Stock (including the Series F Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series F Preferred Stock, or a ratable portion of all dividends (i.e., so that the amount paid on each share of each series of Special Stock as a percentage of total accrued and unpaid dividends for all periods with respect to each such share is equal), in the case dividends are not being paid in full on the Series F Preferred Stock, have been or are, contemporaneously, paid and declared and set apart for payment on all outstanding series of Special Stock (including the Series F Preferred Stock) entitled thereto for each dividend period terminating on the same or earlier date. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series F Preferred Stock, such payment will be distributed ratably among the then holders of Series F Preferred Stock so that an equal amount is paid with respect to each outstanding share.

         Section 3.  Conversion Rights.

         (A) The Series F Preferred Stock may be converted at any time and from time to time in whole or in part after the earliest to occur of (i) August 15, 2003, (ii) the first Business Day, if any, occurring after a Quarterly Dividend Payment Date on which dividends equal to or in excess of 5% of the Liquidation Value (i.e., $0.50 per share) are accrued and unpaid, or (iii) the Corporation becomes obligated to mail a statement pursuant to subsection (G)(iv) below, at the option of the holders thereof, in accordance with subsection (D) below at the Conversion Price (as defined below in subsection (D)) into fully paid and nonassessable Common Stock of the Corporation by dividing (i) the Adjusted Liquidation Value for such share of Series F Preferred Stock as of the date of conversion by
                 (ii) the Conversion Price; provided, however, that as to any shares of Series F Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the second full Business Day (unless otherwise provided, "Business Day" herein shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed) prior to the date fixed for redemption. Notwithstanding anything to the contrary herein provided, the Corporation may elect to redeem the shares of Series F Preferred Stock sought to be converted hereunder instead of issuing shares of Common Stock in replacement thereof in accordance with the provisions of
                 Section 3(D), below.

         (B) For purposes of this Section 3, the term "Conversion Price" shall be and mean the amount obtained (rounded upward to the next highest cent) by multiplying (i) 0.9 by (ii) the simple average of the daily closing price of the Common Stock for the twenty Business Days ending on the last Business Day of the calender week immediately preceding the date of conversion on the New York Stock Exchange or, if the shares of Common Stock are not then being traded on the New York Stock Exchange, then on the principal stock exchange (including without limitation NASDAQ NMS or NASDAQ Small Cap) on which such Common Stock is then listed or admitted to trading as determined by the Corporation (the "Principal Stock Exchange") or, if the Common Stock is not then listed or admitted to trading on a Principal Stock Exchange, the average of the last reported closing bid and asked prices on such days in the over-the- counter market or, if no such prices are available, the fair market value per share of the Common Stock, as determined by the Board of Directors of the Corporation in its sole discretion. The Conversion Price shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock by the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise). For purposes of calculating the Conversion Price, the term "Business Day" shall mean a day on which the exchange looked to for purposes of determining the Conversion Price is open for business or, if no such exchange, the term "Business Day" shall have the meaning given such term in Section 3(A), above.

         (C) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided for in this Section. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion, provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series F Preferred Stock surrendered for conversion may stand.

         (D) Any conversion of Series F Preferred Stock into Common Stock shall be made by the surrender to the Corporation, at the office of the Corporation set forth in Section 12 hereof or at the office of the transfer agent for such shares, of the certificate or certificates representing the Series F Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue as of the date of receipt by the Corporation of such surrender shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series F Preferred Stock that the Corporation is exercising its option to redeem the Series F Preferred Stock pursuant to
                 Section 3(A), above, in which case the Corporation shall have thirty (30) days from the date of such surrender to pay to the holder cash in an amount equal to the Conversion Price for each share of Series F Preferred Stock so redeemed. The date of surrender of any Series F Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrendered shares of Series F Preferred Stock.

         (E) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series F Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue any securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series F Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series F Preferred Stock on the new basis.

         (F) The term "Common Stock" shall mean stock of the class designated as Common Stock of the Corporation on the date the Series F Preferred Stock is created or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Articles of Incorporation of the Corporation as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series F Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

         (G) In case the Corporation shall propose at any time before all shares of the Series F Preferred Stock have been redeemed by or converted into Common Stock of the Corporation:

                          (i) to pay any dividend on the Common Stock outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                          (ii) to offer for subscription to the holders of the Common Stock outstanding any additional shares of any class or any other rights or option; or

                          (iii)   to effect any re-classification or
                 recapitalization of the Common Stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                          (iv) to merge or consolidate with or into any other corporation (unless the Corporation is the surviving entity and holders of Common Stock continue to hold such Common Stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

         then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series F Preferred Stock at their last known addresses as shown by the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be so mailed at least thirty (30) days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses (iii) or (iv) of this subsection (G), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series F Preferred Stock as to the effect of such action upon the conversion rights of such holders.

         Section 4. Voting Rights and Powers. The holders of shares of Series F Preferred Stock shall have only the following voting rights:

         (A)     Except as may otherwise be specifically required by law under
                 Section 14-2-1004 of the Georgia Business Corporation Code or otherwise provided herein, the holders of the shares of Series F Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the shareholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of shareholders;

         (B) In the event that, under the circumstances, the holders of the Series F Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock then outstanding;

         (C) Except as set forth herein, or as otherwise provided by the Articles of Incorporation or by law, holders of the Series F Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action;

         (D) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series F Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of Directors constituting the Board of Directors shall be increased by two, and the holders of Series F Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of shareholders, or at a special meeting of holders of Series F Preferred Stock called as hereinafter provided, to elect two Directors to fill such newly created Directorships. Each holder shall be entitled to one vote in such election for each share of Series F Preferred Stock held. At such time as all arrearages in dividends on the Series F Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series F Preferred Stock described in this subsection (D) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the Directors then in office as a result of the voting rights described in this subsection (D) shall terminate and
                 (iii) the number of Directors shall be reduced by the number of Directors then in office elected pursuant to this subsection (D). A vacancy in the class of Directors elected pursuant to this subsection (D) shall be filled by a Director chosen by the remaining Directors of the class, unless such vacancy is filled pursuant to the final sentence of subsection
                 (G);

         (E) At any time when the voting right described in subsection (D) shall have vested and shall remain in the holders of Series F Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series F Preferred Stock or at any annual or special shareholders' meeting called for the purpose of electing Directors, but thereafter it shall be exercised only at annual shareholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series F Preferred Stock then outstanding shall, call a special meeting of the holders of Series F Preferred Stock for the purpose of electing two Directors pursuant to subsection
                 (D), and notice thereof shall be given to the holders of Series F Preferred Stock in the same manner as that required to be given to holders of the Corporation's Common Stock for the annual meeting of shareholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of shareholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation.

         (F) At any meeting held for the purpose of electing Directors at which the holders of Series F Preferred Stock shall have the right to elect Directors as provided in subsection (D) above, the presence in person or by proxy of the holders of at least thirty-five percent (35%) of the then outstanding shares of Series F Preferred Stock shall be required and be sufficient to constitute a quorum of Series F Preferred Stock for the election of Directors by Series F Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of Series F Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series F Preferred Stock shall not prevent the election of Directors other than the Directors to be elected by the holders of Series F Preferred Stock and (ii) in the case of holders of Series F

                 Preferred Stock entitled to vote for the election of Directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the Directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to shareholders of any other class.

         (G) Any Director who shall have been elected or appointed pursuant to Section 4(D) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of shareholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series F Preferred Stock then outstanding at a special meeting of such shareholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting.

         Section 5. Reacquired Shares. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever or surrendered for conversion hereunder shall no longer be deemed to be outstanding and all rights with respect to such shares of stock, including the right, if any, to receive notices and to vote, shall forthwith cease except, in the case of stock surrendered for conversion hereunder, rights of the holders thereof to receive Common Stock in exchange therefor. All shares of Series F Preferred Stock obtained by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificates of Designations creating a series of Special Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. The Liquidation Value of the Series F Preferred Stock shall be $10.00 per share. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series F Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any Junior Securities (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series F Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to the Adjusted Liquidation Value as of the date of such payment, whether such liquidation is voluntary or involuntary, and the holders of the Series F Preferred Stock shall not be entitled to any other or further distributions of the assets. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Special Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Special Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Special Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than twenty (20) nor more than fifty (50) days prior to the payment date stated therein to each record holder of Series F Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of less than all or substantially all of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Special Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         Section 7. Ranking. Except as provided in the following sentence, the Series F Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock issued by the Corporation. The Corporation shall not issue any shares of Special Stock of any series which are superior to the Series F Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series F Preferred Stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3 of such shares of Series F Preferred Stock then outstanding voting separately as a class.

         Section 8. Redemption at the Option of the Holder. The shares of Series F Preferred Stock shall not be redeemable at the option of a holder of Series F Preferred Stock.

         Section 9.  Redemption at the Option of the Corporation.

         (A) In addition to the redemption right of the Corporation set forth in Section 3(A), above, the Corporation shall have the right to redeem all or a portion of the Series F Preferred Stock issued and outstanding at any time and from time to time, at its option, for cash. The redemption price of the Series F Preferred Stock pursuant to this Section 9 shall be an amount per share (the "Redemption Price") equal to (i) 105% of the Adjusted Liquidation Value as of the Redemption Date (as defined in subsection (B) below) during the period from August 15, 1997 through August 15, 1998; (ii) 104% of Adjusted Liquidation Value as of the Redemption Date during the period from August 16, 1998 through August 15, 1999; and (iii) 103% of the Adjusted Liquidation Value as of the Redemption Date at any time on or after August 16, 1999.

         (B) The Corporation may redeem all or a portion of any holder's shares of Series F Preferred Stock by giving such holder not less than twenty (20) days nor more than thirty (30) days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). The Redemption Notice, once given, shall be irrevocable. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series F Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state (i) the total number of shares of Series F Preferred Stock held by such holder; (ii) the total number of shares of the holder's Series F Preferred Stock that the Corporation intends to redeem; (iii) the Redemption Date and the Redemption Price; and (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

         (C) If fewer than all shares of the Series F Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series F Preferred Stock. If a Redemption Notice shall have been so mailed, at least two Business Days prior to the Redemption Date the Corporation shall provide for payment of a sum sufficient to redeem the applicable number of shares of Series F Preferred Stock subject to redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series F Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted by the Articles of Incorporation, or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series F Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (a) the share(s) of Series F Preferred Stock shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment for such shares(s), (c) such share(s) so redeemed shall no longer be deemed to be outstanding, (d) the holder(s) thereof shall cease to be a shareholder of the Corporation with respect to such share(s), and (e) such holder(s) shall have no rights with respect thereto except the right to receive the Redemption Price for the applicable shares. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series F Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series F Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefor, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. All shares of Series F Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Special Stock.

         (D) Holders whose shares of Series F Preferred Stock have been redeemed hereunder shall surrender the certificate or certificates representing such shares, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.
                 In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

         Section 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series F Preferred Stock.

         Section 11. Fractional Shares. The Series F Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series F Preferred Stock.

         Section 12. Notice. Any notice or request made to the Corporation in connection with the Series F Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed to be the address most recently provided to the Securities and Exchange Commission ("SEC") as its principal executive offices for so long as the Corporation is required to file reports with the SEC).

         IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation by its President and attested by its Secretary as of the ____ day of ______________, 1997.




                                                   ---------------------------
                                                   Karl L. Blaha
                                                   President

Attest:



-------------------
Robert A. Waldman
Secretary

                                                                     EXHIBIT E
                                                                TO EXHIBIT 99.1

                             EQK REALTY INVESTORS I
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE 200-D
                            ATLANTA, GA 30342-1505
                                 (404) 303-6100


July 9, 1997


Mr. Cooper B. Stuart
Executive Vice President
Basic Capital Management, Inc.
10670 North Central Expressway
Suite 600
Dallas, Texas 75231

        Re:     COST SHARING AGREEMENT RELATIVE TO PROPOSED TRANSACTIONS

Dear Cooper:

On March 6, 1997, American Realty Trust ("ART") and EQK Realty Investors I ("EQK") entered into a Cost Sharing Agreement ("Original Cost Sharing Agreement") in connection with the possibility of ART's acquiring up to 50% of the outstanding shares of EQK. ART and EQK have recently decided to proceed towards such an acquisition through a modified structure which involves a merger (the "New Structure") rather than a tender offer (the "Old Structure"). This letter amends, restates and supersedes the Original Cost Sharing Agreement.

Significant legal, financial and other costs have been and will be incurred in connection with the proposed transactions (the "transactions"). As used herein, "transaction costs" shall mean all out-of-pocket fees and expenses incurred on or after February 20, 1997 by either EQK or ART in connection with the transactions, whether or not such transactions are ultimately completed, and whether or not such fees and expenses were incurred in connection with pursuing the Old Structure or the New Structure. Transaction costs include, without limitation:

         (i) legal fees and expenses (including, without limitation, any fees or expenses incurred as a result of threatened or actual litigation or other legal proceedings), fees associated with the issuance of a fairness opinion relating to the Old Structure and a new, revised or updated opinion for use with respect to the New Structure, an appraisal of Harrisburg East Mall and any update thereof, printing expenses, accounting fees, costs of a solicitor used during the proxy solicitation process and all other out-of-pocket expenses directly related to the transactions.

         (ii) all costs paid or obligated to be paid through the date, if any, on which either party notifies the other that it is terminating negotiations.

Inasmuch as ART and EQK have preliminarily agreed that the pursuit of the transactions would be in their mutual interest, and want to provide the incentives and protections desired by both companies to proceed, the parties hereby agree to the following sharing of transaction costs, to the extent they may be incurred:

                 (1) Until the parties execute a definitive agreement, EQK's liability shall be limited to the lesser of 50% of actual transaction costs or $50,000 and ART shall be responsible for all additional transaction costs. If, for any reason, a definitive agreement is not executed, EQK shall have no further liability for transaction costs.

                 (2) If the parties agree upon the terms of and execute a definitive agreement and proceed in good faith to complete the proposed transaction, but are unsuccessful in this effort by reason of an inadequate shareholder response to the merger proxy or otherwise, EQK's liability shall be limited to the lesser of 50% of actual transaction costs or $100,000 and ART shall be responsible for all additional transaction costs.

                 (3) If the proposed transaction is ultimately initiated and successfully achieves the desired merger in accordance with the definitive agreement, EQK's liability shall be limited to the lesser of 50% of actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

In addition to the foregoing sharing agreement, EQK and ART agree to reconcile the transaction costs incurred by each party on a regular and timely basis. ART agrees to provide prompt reimbursement to EQK (not more than 15 days after submission of a payment request) should EQK's share of expenses exceed the applicable maximum threshold amounts.

If the terms of this sharing arrangement are acceptable, please indicate your approval by signing in the space indicated below.

                                        Very truly yours,
                                        EQK REALTY INVESTORS I


                                        By:/s/  William G. Brown, Jr.
                                           --------------------------------
                                                William G. Brown, Jr.
                                                Vice President and Controller

ACCEPTED AND AGREED this 24th
day of September, 1997.

AMERICAN REALTY TRUST, INC.


By:      /s/ Karl L. Blaha
   -----------------------
Name:         Karl L. Blaha
Title:        President
Date:         9/24/97

                                                                       EXHIBIT F
                                                                 TO EXHIBIT 99.1



                              STANDSTILL AGREEMENT

                                 BY AND BETWEEN

                          AMERICAN REALTY TRUST, INC.

                                      AND

                           [NAME OF EQK SHAREHOLDER]

                        DATED AS OF ___________ __, 1998

                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT (this "AGREEMENT"), dated as of ___________ ___, 1997, is by and between American Realty Trust, Inc., a Georgia Corporation ("ART"), and [Name of EQK Shareholder] (the "EQK SHAREHOLDER"), a
___________________________.

                                   RECITALS:

         WHEREAS, EQK Shareholder owns 1,250,000 shares of beneficial interest (the "EQK SHARES"), or 13.5% of the shares outstanding, in EQK Realty Investors I, a Massachusetts business trust ("EQK") (collectively the "EQK SHARES"); and

         WHEREAS, EQK Shareholder has received a copy of the Prospectus /Proxy Statement dated ___________, 1997 with respect to, among other things, the merger of ART Newco, LLC, a Massachusetts limited liability company ("ART NEWCO"), with and into EQK (the "MERGER") pursuant to an Agreement and Plan of Merger, dated as of ___________, 1997 (the "MERGER AGREEMENT") among ART, ART Newco and EQK; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that ART and EQK Shareholder shall have entered into a Standstill Agreement in form and substance satisfactory to ART with respect to the EQK Shares, and accordingly ART and EQK Shareholder desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.  Restrictions on Disposition.

                 (a) In consideration of the payment to EQK Shareholder of $0.10 per each EQK Share (the "STANDSTILL PAYMENT"), EQK Shareholder hereby covenants and agrees, for a period of 42 months after [_______________ ___, 1998][THE DATE OF THE CONSUMMATION OF THE MERGER] (the "STANDSTILL PERIOD"), not to (i) offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any EQK Shares, any options or warrants to purchase any EQK Shares or any securities convertible into or exchangeable for EQK Shares, now owned or hereafter acquired directly or indirectly by EQK Shareholder or with respect to which EQK Shareholder has or hereafter acquires the power of disposition, or (ii) acquire any additional EQK Shares.

                 (b) The foregoing restrictions are expressly agreed to preclude the holder of the EQK Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of EQK Shares during the Standstill Period, even if such shares would be disposed of by a party other than EQK Shareholder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale of grant of any right (including without limitation any put or call option) with respect to any EQK Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the EQK Shares. Notwithstanding the foregoing, this Standstill Agreement does not prohibit the sale of EQK Shares by EQK Shareholder to ART.

         SECTION 2. Stop Transfer Instructions. EQK Shareholder hereby agrees and consents to the entry of stop transfer instructions with EQK's transfer agent against the transfer of the EQK Shares except in compliance with this Standstill Agreement.

         SECTION 3. Termination. This Standstill Agreement shall terminate and be of no further force or effect if (i) the Merger is not consummated on or before May 31, 1998, or (ii) ART files a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or is otherwise adjudicated bankrupt or insolvent by a court of competent jurisdiction.

         SECTION 4. Dividends and Distributions; Nature of Standstill Payment. During the Standstill Period, all dividends and distributions in respect of EQK Shares shall accrue for the benefit of, and be paid to, EQK Shareholder, and all voting rights with respect to such EQK Shares shall remain with EQK Shareholder. The Standstill Payment is separate from and independent of the consideration to be paid with respect to the EQK Shares pursuant to the Merger Agreement.

         SECTION 5. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

         SECTION 6. No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

         SECTION 7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

         SECTION 8. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered as follows:

         If to ART:

         c/o Basic Capital Management, Inc.
         10670 N. Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention: Robert A. Waldman, Esq.

         If to EQK Shareholder:


         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------
         Attention:
                    ------------------

         or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflict of law rules.

         SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                        AMERICAN REALTY TRUST, INC.


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                        [NAME OF EQK SHAREHOLDER]


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                                                      EXHIBIT G
                                                                TO EXHIBIT 99.1




                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made as of the 23rd day of December, 1997 by and between American Realty Trust, Inc., a Georgia corporation (the "Company") and Equitable Realty Portfolio Management, Inc., a Delaware corporation ("ERPM").

         WHEREAS, pursuant to Section 1.09 of that certain Agreement and Plan of Merger dated as of December 23, 1997, by and among the Company, ART Newco, L.L.C., Basic Capital Management, Inc., EQK Realty Investors I, ERPM and Compass Retail, Inc. (the "Merger Agreement"), ART has agreed to issue to ERPM 136,000 shares of Series F Preferred Cumulative Convertible Stock, par value $2.00 per share (the "Preferred Stock"), with a stated liquidation value of $10.00 per share, on the first Business Day following the third anniversary of the Closing Date (the "Deferred Payment Date");

         WHEREAS, the Company, desires to provide ERPM with certain rights with respect to the Preferred Stock and the common stock of ART into which such Preferred Stock is convertible on the terms and conditions herein set forth herein;

         WHEREAS, ERPM has required that the Company execute this Agreement in consideration of ERPM's agreement to enter into the transactions contemplated by the Merger Agreement and its acceptance of the Preferred Stock, and but for the execution of this Agreement by the Company, ERPM would not enter into the transactions contemplated by the Merger Agreement or accept the Preferred Stock;

         NOW, THEREFORE, in consideration of the foregoing and the respective mutual agreements, covenants, representations and warranties herein contained, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                              CERTAIN DEFINITIONS

         "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

         "Agreement" shall have the meaning set forth in the Preamble hereto.

         "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which banks in the State of Texas are permitted or required by law to be closed.

         "Closing Date" shall have the meaning assigned to such term in the Merger Agreement.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the common stock of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Holder" shall mean a holder of Registrable Securities that is either ERPM or a Permitted Transferee that is an assignee of rights and obligations under this Agreement as provided in Section 3.4.

         "Permitted Transferee" shall have the meaning set forth in Section 3.4 hereof.

         "Person" shall mean any individual, partnership, corporation, joint venture, trust or other entity.

         "Preferred Stock" shall have the meaning set forth in the Preamble hereof.

         "Prospectus" shall mean the prospectus included in a Shelf Registration Statement or any other registration statement, including any preliminary prospectus, and all amendments and supplements thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement or any other registration statement, and in each case including all materials incorporated by referenced therein.

         "Merger Agreement" shall have the meaning set forth in the Preamble hereof.

         "Registrable Securities" shall mean the 136,000 shares of Preferred Stock issued to ERPM on the Deferred Payment Date pursuant to the Merger Agreement and the shares of Common Stock issued to the Holders upon conversion of shares of such Preferred Stock excluding (i) shares that have been disposed of by a Holder under a Shelf Registration Statement or any other effective registration statement, (ii) shares sold or otherwise transferred in compliance with Rule 145 (or any similar provision then in effect) under the Securities Act, and (iii) shares that in the opinion of counsel to the Company may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

         "Registration Expenses" shall have the meaning set forth in Section 2.2(d) hereof.

         "Registration Notice" shall have the meaning set forth in Section 2.1(a) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers Registrable Securities to be offered on a delayed or continuous basis by the Holder pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments (including post-effective amendments) to such registration statement, all exhibits thereto and all materials incorporated by reference therein.

         "Suspension Event" shall have the meaning set forth in Section 2.2(b) hereof.


                                 ARTICLE II.


                                 REGISTRATION

         Section 2.1  Registration of the Registrable Securities.


         (a) Promptly after the receipt by the Company of notice (the "Registration Notice") that a Holder desires to sell Registrable Securities held by it to a Person that is not a Holder, the Company shall file a Shelf Registration Statement providing for the sale of such Registrable Securities by such Holder in accordance with the terms hereof and uses its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission promptly. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for the shorter of one hundred and eighty (180) days or the sale of all of the outstanding Registrable Securities covered by the applicable Registration Notice. After the expiration of such period, the Company will use its best efforts to cause the Shelf Registration Statement to become available for use again within ten (10) Business Days of receipt by the Company of a Registration Notice from another Holder holding Registrable Securities. The parties acknowledge and agree that any Holder may deliver a Registration Notice prior to the Deferred Payment Date, and that in such event the Company shall use its best reasonable efforts to file a Shelf Registration Statement providing for the sale of the Registerable Securities covered by such Registration Notice and to cause such Shelf Registration Statement to be declared effective by the Commission on or as soon as practicable following the Deferred Payment Date.

         (b)    Upon receipt of a Registration Notice pursuant to this Section
2.1 from a Holder, the Company shall promptly notify each of the other Holders who hold Registrable Securities and, if so requested by any other Holder no later than ten (10) days following receipt of such written notice, the Company shall include any additional shares of Registrable Securities sought to be registered by such other Holder in the registration statement.

         (c) Notwithstanding anything herein to the contrary, if the Company may not use Form S-3 under the Securities Act to register the Registrable Securities pursuant to a continuous Shelf Registration Statement, the Company shall use its reasonable efforts to effectively register for public resale each Holder's Registrable Securities upon receipt of a Registration Notice.

         (d) Notwithstanding anything to the contrary herein provided, if the Company may not use Form S-3 under the Securities Act to register the Registrable Securities pursuant to a continuous Shelf Registration Statement, each Holder shall be entitled to submit a Registration Notice to the Company with respect to Registrable Securities on only two (2) occasions. If the Company is eligible to use Form S-3 under the Securities Act to register the Registrable Securities pursuant to a continuous Shelf Registration Statement, the number of Registration Notices that each Holder shall be entitled to submit to the Company with respect to the Registrable Securities shall be unlimited. Notwithstanding anything to the contrary herein provided, a Holder who has previously exercised its request for registration hereunder may request that additional shares of Registrable Securities held by such Holder be registered by the Company in connection with a demand registration made by another Holder pursuant to this Article II.

         Section 2.2  Company's Undertakings.


         (a) Registration. The Company shall, in connection with any Shelf Registration Statement or other registration statement contemplated in Section 2.1, undertake to do the following:

                (i) prepare and file with the Commission the requisite registration statement to effect registration of the Registrable Securities sought to be registered as soon as practicable after receipt of such notice and thereafter use its best efforts to cause such registration statement to become effective;

                (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period or as may be required by Rule 424 or any similar rule that may be adopted under the Securities Act, comply with the provisions of the Securities Act with respect to the issuance or disposition of all securities covered by such registration statement until such time as all of such securities have been issued or disposed of in accordance with the intended methods of issuance or disposition by the Company or the seller or sellers thereof set forth in such registration statement, and respond as promptly as practicable to any comments received from the Commission with respect to any registration statement or any amendment thereto; provided, however, that (A) the Company shall have ten (10) Business Days to prepare and file any such amendment or supplement after receipt of a Registration Notice and (B) the Company shall not in any event be required to keep the registration statement effective for a period of more than 180 days after such registration statement becomes effective;

                (iii) furnish, without charge, to each Holder covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such Holders may reasonably request to facilitate the public sale or other disposition of the Registrable Securities;

                (iv) use its best efforts to register or qualify the Registrable Securities by the time the related registration statement is declared effective by the Commission under such other securities or blue sky laws of such jurisdictions as each Holder covered by such registration statement may reasonably request, to keep such registration or qualification in effect during the period such registration statement is required to be kept effective or during the period offers or sales are being made by a Holder covered by such registration statement (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than 180 days after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to
         (A) qualify generally to do business as a foreign corporation in any jurisdiction or register as a broker or dealer in any jurisdiction wherein it would not but for the requirement of this Section 2.2(a) be obligated to be so qualified, or registered, to (B) subject itself to taxation in any such jurisdiction, or to (C) execute a general consent to service of process in any jurisdiction in which it has not executed such a consent;

                (v) notify each Holder covered by such registration statement at any time when a prospectus relating to any of the Registrable Securities is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                (vi) notify each Holder covered by such registration statement (A) when any registration statement and any post-effective amendment thereto have become effective, (B) when any amendment or supplement to a prospectus has been filed with the Commission, (C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or any part thereof or the initiation of any proceedings for that purpose, or (D) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

                (vii) use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement; and

                (viii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any registration statement, or any part thereof.

         Each Holder agrees by acquisition of Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(a)(v), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such time as the supplement is provided.

         (b) Delay or Suspension of Registration. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be required to file any registration statement, or to amend or supplement any registration statement previously filed, as the case may be, when, but only so long as, the Company is in possession of material non-public information which, in the exercise of its reasonable judgment, the Company deems advisable not to disclose in a registration statement (such circumstances being referred to as a "Suspension Event"), which material information may relate, including without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization to which the Company is or is expected to be a party; provided, however, that the Company shall advise each Holder seeking registration of Registrable Securities in writing as soon as any such delay is no longer applicable, and in no event will any such delay be exercised by the Company more than once in any twelve (12) month period and, provided further, however, that such delay shall not exceed thirty (30) days, and provided further, however, that the 180 day time period referred to in Sections 2.1(a) and 2.2(a)(ii) and (iv), and any other time periods with which a Holder must comply during such registration periods hereunder shall be tolled for the period of delay exercised by the Company.

         (c) Following the effectiveness of a registration statement and the filings with any state securities commission, each Holder agrees that it will not effect any sales of the Registrable Securities pursuant to such registration statement or any such filing at any time after it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the registration statement or such filing. The Holder may recommence effecting sales pursuant to the registration statement or such filings after the earlier of thirty (30) days or receipt of further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) days after the conclusion of any such Suspension Event.

         (d) Expenses of Registration. The Company shall bear all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, fees and expenses (not to exceed $2,500) of no more than one counsel representing the Holders in connection with any Shelf Registration Statement, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company in connection with any Shelf Registration Statement (all such expenses being herein referred to as the "Registration Expenses"). Except as otherwise provided above, the Company shall not bear any fees or disbursements of counsel for any Holder, transfer taxes or underwriting discounts and commissions.

         (e) Listing of the Registerable Securities. The Company shall take such actions as are necessary and within its control to cause the Registrable Securities to become listed, and thereafter to continue to be listed, for trading on the New York Stock Exchange.


         Section 2.3 Information to be Furnished. Each Holder seeking to register Registrable Securities in a given registration statement shall furnish the following information and documents within a reasonable period of time (as determined by the Company) prior to the filing of such registration statement, or an amendment or supplement thereto, as the case may be, upon the request of the Company:


         (a) Each such Holder shall furnish to the Company all information required by the Securities Act to be furnished by sellers of securities for inclusion in such registration statement, together with all such other information which such Holders have or can reasonably obtain and which may reasonably be required by the Company in order to have such registration statement become effective and such securities qualified for sale under applicable state securities laws.

         (b) The Company, before filing such registration statement, or an amendment or supplement thereto, as the case may be, will furnish copies of such documents to legal counsel selected by such Holders. In addition, the Company will make available for inspection by such Holders or any underwriter, attorney or other agent of such Holders or underwriter all information reasonably requested by such persons. All information provided to such Holders, underwriter or any attorney or agent of the Holders or underwriter shall be kept strictly confidential by such Holders, underwriter or attorney or agent of such Holders or underwriter.

         (c) Each such Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under such registration statement.

         Section 2.4 Conditions to Company's Obligations. The obligations of the Company to cause the Registrable Securities owned by a Holder to be registered under the Act are subject to each of the following limitations, conditions and qualifications:


         (a) If any such Holder does not provide the information reasonably requested by the Company in connection with any registration statement as promptly as practicable after receipt of such request, but in no event later than twenty-one (21) days thereafter, the Company's requirements to effect such registration with respect to the Registrable Securities held by such Holder shall be suspended until receipt of such information.

         (b) In connection with and as a condition to the Company's obligations with respect to a demand registration resulting from receipt by the Company of a Registration Notice, each Holder covenants and agrees that (i) upon receipt of any notice from the Company contemplated by Section 2.2(a)(v) or Section 2.2(b), such Holder shall not offer or sell any securities pursuant to the registration statement until such Holder receives copies of the supplemented or amended prospectus contemplated by Section 2.2(a)(v) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus as amended or supplemented at the time of receipt of such notice; (ii) such Holder and any of its officers, directors or Affiliates, if any, will comply with the provisions of Rules 101 and 102 of Regulation M under the Exchange Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement; and (iii) such Holder and any of its officers, directors or Affiliates, if any, will enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (ii) above.

         Section 2.5   Indemnification.


         (a) Indemnification by the Company. The Company shall, and hereby does, indemnify and hold harmless each Holder, its directors and officers and any underwriter engaged in connection with the sale of Registrable Securities pursuant to this Agreement, and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person of such Holder for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or other registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation thereof; and provided further that the Company shall not be liable to any Person, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of securities covered by such registration statement to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Holder.

         (b) Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from a Shelf Registration Statement or any other registration statement under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation of such Shelf Registration Statement or other registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person, and shall survive the transfer of such Registrable Securities by such Holder.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Indemnification Payments. The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (e)     Contribution.  If the indemnification provided for in this
Section 2.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided herein without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this
Section 2.5(e).

         (f) The obligation of the indemnifying party to indemnify the indemnified party under this Section 2.5 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

         Section 2.6  Rule 145.


         (a) The Company covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder so as to enable any Holder to sell Registrable Securities in compliance with Rule 145 under the Securities Act.

         (b) In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities to be made in compliance with Rule 145 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two (2) business Days prior to any sale of Registrable Securities.

         Section 2.7 Forms. All references in this Agreement to a particular form of registration statement are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.


                                    ARTICLE
                                  ARTICLE III.


                                 MISCELLANEOUS

         Section 3.1 Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by the Company and the Holders who hold an amount of Registrable Securities at least equal to two thirds (by number of shares) of all the Registrable Securities then outstanding that are held by Holders.

         Section 3.2 No Waiver. No failure to exercise and no delay in exercising, on the Company's or the Holder's part, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


         Section 3.3 Survival of Agreements. All agreements and covenants contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.


         Section 3.4 Assignment. Except as provided in the following sentence, ERPM and any Permitted Transferee may not assign or otherwise transfer its rights and obligations under this Agreement without the express prior written consent of the Company. ERPM may assign its rights and obligations under this Agreement to any Affiliate of ERPM (subject to the other provisions of this Section 3.4, the "Permitted Transferee") without the consent of the Company. An assignment as permitted by the preceding sentence may only be made in connection with, and with respect to, a transfer of Registrable Securities to the applicable party. In connection with any assignment of rights and obligations under this Agreement, the applicable assignor and assignee shall provide written notice of such assignment to the Company. No assignee shall be deemed to be a Permitted Transferee hereunder until the Company has received a notice with respect to the applicable assignment as provided in the preceding sentence.


         Section 3.5 Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Company and ERPM and their permitted assigns.


         Section 3.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.


         Section 3.7 Severability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


         Section 3.8 Certain Litigation Costs. In the event of litigation between the Company and a Holder regarding the matters encompassed by this Agreement, the prevailing party in a final non-appealable judgment from a court of competent jurisdiction (following such final judgment) shall be promptly reimbursed by the other party (or parties) thereto for all of its reasonably incurred out-of-pocket costs and expenses connected directly to the litigation matters upon which such party has prevailed.


         Section 3.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified mail (returned receipt requested) or sent by recognized overnight delivery service to the parties at the following addresses or at such other addresses as shall be specified by like notice.

                 If to the Company:

                 American Realty Trust, Inc.
                 c/o Basic Capital Management, Inc.
                 10670 North Central Expressway
                 Suite 600
                 Dallas, Texas  75231
                 Attn: Robert A. Waldman
                 Telecopy Number:  (214) 373-0740

                 if to the ERPM:


                 Equitable Realty Portfolio Management, Inc.
                 5775 Peachtree Dunwoody Road
                 Suite 200-D
                 Atlanta, Georgia  30342-1505
                 Attn:  Linda K. Schear
                 Telecopy Number:  (404) 303-6124

Notice so given shall be deemed to have been given when received.


         Section 3.10  Construction.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof. The descriptive headings of the several sections and subsections hereof are for convenience only and shall not control or effect the meaning of construction of any of the provisions hereof.


         Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single original instrument.



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                                      -12-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            AMERICAN REALTY TRUST, INC.



                                            By:  /s/ Karl L. Blaha
                                               ---------------------------------
                                            Name:  Karl L. Blaha
                                                 -------------------------------
                                            Title:  President
                                                  ------------------------------


                                            EQUITABLE REALTY PORTFOLIO
                                            MANAGEMENT, INC.



                                            By: /s/ William G. Brown, Jr.
                                               ---------------------------------
                                            Name: William G. Brown, Jr.
                                                 -------------------------------
                                            Title: Vice-President
                                                  ------------------------------